UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE
14A-101)
SCHEDULE 14A INFORMATION
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Diebold Nixdorf

2026

Proxy Statement

Notice of Annual Meeting of Stockholders

350 Orchard Avenue NE • P.O. Box 3077 • North Canton, Ohio 44720

April 2, 2026

Dear Fellow Stockholder:

2025 was a defining year for Diebold Nixdorf. We advanced our priorities, delivered consistent financial results and demonstrated the strength of a model that generates sustainable free cash flow with a stable, predictable financial profile.

Demand across our automation, software and services platforms accelerated throughout the year. We secured important wins in branch modernization, saw continued adoption of our ATM recyclers and expanded deployment of our SmartVision AI solution in North America. Our Lean operating system continued to drive structural efficiencies—improving margins, enhancing working capital performance and increasing operational predictability. These outcomes, supported by a fortress balance sheet and two credit rating upgrades in 2025, reflect the durability and scalability of our platform.

Looking ahead, we believe we are positioned to build on this momentum. Our financial flexibility position enables continued investment in innovation and operational excellence, balanced with disciplined capital deployment and capital returns to stockholders. Our portfolio—anchored by resilient core businesses in banking and retail and complemented by scalable growth platforms—provides multiple ways to drive sustained value creation in the years ahead. We move into 2026 with confidence, clarity and a strong foundation for continued progress.

On behalf of the Board and the management team, thank you for your continued investment in and commitment to Diebold Nixdorf.

Sincerely,

OCTAVIO MARQUEZ President and Chief Executive Officer

350 Orchard Avenue NE • P.O. Box 3077 • North Canton, Ohio 44720

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

DATE May 22, 2026	TIME 8:00 a.m. EDT	FORMAT Virtual Meeting

Attend and vote at: www.virtualshareholdermeeting.com/DBD2026 Record Date: Close of business on March 23, 2026

ITEMS OF BUSINESS

1.	To elect eight directors;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026; and

3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Your attention is directed to the attached Proxy Statement, which fully describes these items. Any action on the items of business described above may be considered at the 2026 Annual Meeting of Stockholders at the time and on the date specified above, or at any time and date to which the meeting may be properly adjourned or postponed.

Holders of record of Diebold Nixdorf, Incorporated shares of common stock at the close of business on March 23, 2026 will be entitled to vote at the 2026 Annual Meeting of Stockholders. Instructions on attending the virtual meeting and voting your shares are described under “Participating in the 2026 Annual Meeting of Stockholders” and “Voting Information” in this Proxy Statement.

By Order of the Board of Directors,
ELIZABETH RADIGAN Executive Vice President, Chief Administrative Officer and Corporate Secretary

April 2, 2026

(approximate mailing date)

YOUR VOTE IS IMPORTANT. Please help us ensure a quorum by voting promptly online at www.proxyvote.com or, if you received a paper copy, by completing, signing, and returning the enclosed proxy card.

2026 PROXY STATEMENT |	i

ii	| 2026 PROXY STATEMENT

2026 PROXY STATEMENT |	iii

PROXY SUMMARY

This proxy statement (“Proxy Statement”) is furnished to stockholders of Diebold Nixdorf, Incorporated (“Diebold Nixdorf,” the “Company,” “we,” “our,” and “us”) in connection with the solicitation by the Board of Directors of proxies to be used at our 2026 Annual Meeting of Stockholders, and any postponements or adjournments of the meeting.

These proxy materials are being sent to our stockholders on or about April 2, 2026.

This proxy summary is intended to provide an overview of the information you can find elsewhere in this Proxy Statement. As this is only a summary, we encourage you to read the Proxy Statement in its entirety for more information about these topics before voting.

MEETING INFORMATION AT A GLANCE

DATE May 22, 2026	TIME 8:00 a.m. EDT	FORMAT Virtual Meeting

Attend and vote at: www.virtualshareholdermeeting.com/DBD2026 Record Date: Close of business on March 23, 2026

PROPOSAL	BOARD RECOMMENDATION	PAGE

1. To elect eight directors	FOR EACH BOARD NOMINEE	5

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026	FOR	12

3. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers	FOR	14

Information on voting mechanics, approval requirements and related matters can be found in the “Voting Information” and “Other Matters” sections starting on pages 3 and 62, respectively.

PARTICIPATING IN THE 2026 ANNUAL MEETING OF STOCKHOLDERS

The 2026 Annual Meeting of Stockholders will be held virtually on May 22, 2026 at 8:00 a.m. Eastern Daylight Time at www.virtualshareholdermeeting.com/DBD2026. We have adopted a virtual format to make participation accessible to all stockholders regardless of location.

You are entitled to participate if you were a stockholder of record at the close of business on March 23, 2026. To log in, enter the control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. Beneficial owners holding shares through a broker, bank, or nominee will also need to provide their account and nominee name. Online check-in will begin shortly before the meeting, and a technical support phone number will be available approximately 15 minutes before the start of the meeting for stockholders experiencing difficulties.

You may submit questions in advance at www.proxyvote.com using your control number. Questions and answers applicable to our business will be posted on our Investor Relations website after the meeting. A replay will also be available at investors.dieboldnixdorf.com and is expected to remain available for up to one year.

Whether or not you plan to attend, we encourage you to vote in advance by phone, online at www.proxyvote.com, or by returning your completed proxy card.

2026 PROXY STATEMENT |	1

PROXY SUMMARY

OVERVIEW OF OUR BOARD NOMINEES

You are being asked to vote to elect each of the following nominees to our Board of Directors. The tables that follow provide summary information about our nominees. Detailed information about each director nominee’s background, skills and expertise can be found in Proposal 1: Election of Directors on page 5.

NAME AND OCCUPATION / CAREER HIGHLIGHTS	AGE	DIRECTOR SINCE	INDEPENDENT	COMMITTEE MEMBERSHIP
				AUDIT	NOM. GOV.	PEOPLE & COMP.

Arthur F. Anton Retired Chairman and CEO, Swagelok Company	68	2019	Yes	Chair	•	—

Patrick J. Byrne Non-Executive Chair of the Board; Former SVP, Operational Transformation, GE	65	2023	Yes	—	—	•

Matthew J. Espe Former CEO, Armstrong World Industries	67	2023	Yes	—	•	Chair

Mark Gross Former Executive Chairman, Southeastern Grocers; Former CEO, Supervalu	62	2023	Yes	•	Chair	—

Maura A. Markus Former President and COO, Bank of the West	68	2024	Yes	•	—	•

Octavio Marquez President and CEO, Diebold Nixdorf, Incorporated	58	2022	No	—	—	—

David H. Naemura CFO, AOC Formulations	56	2023	Yes	•	—	•

Dr. Colin J. Parris Former SVP and Chief Technology Officer, GE Digital	64	2024	Yes	•	•	—

KEY QUALIFICATIONS AND SKILLS OF OUR NOMINEES

KNOWLEDGE, SKILLS & EXPERIENCE	ANTON	BYRNE	ESPE	GROSS	MARKUS	MARQUEZ	NAEMURA	PARRIS

International	✓	✓	✓	✓	✓	✓	✓	✓

Technology & Innovation	✓	✓	✓		✓	✓	✓	✓

Financial Services	✓				✓	✓	✓

Retail			✓	✓		✓

Leadership / Organization	✓	✓	✓	✓	✓	✓	✓	✓

Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓

Audit / Finance	✓		✓	✓	✓	✓	✓

Cybersecurity		✓	✓		✓			✓

Risk Management	✓	✓	✓	✓	✓	✓	✓	✓

Mergers & Acquisitions	✓	✓	✓	✓		✓	✓

See page 9 for more information on our considerations regarding nominees for director and additional detail regarding the key qualifications and skills of our 2026 nominees. Information about our directors’ share ownership is provided on page 21 and information about our directors’ compensation begins on page 23.

2	| 2026 PROXY STATEMENT

VOTING INFORMATION

Q:	What items will be voted on at the 2026 Annual Meeting of Stockholders and how does the Board recommend I vote?

A:

You are being asked to vote on the proposals outlined in the proxy summary on page 1. The Board recommends a vote FOR each of the Board’s nominees for director identified in Proposal 1 and FOR each of Proposals 2 and 3.

Q:	What happens if other matters are properly presented at the 2026 Annual Meeting of Stockholders?

A:

If a permissible proposal, other than the proposals identified in this Proxy Statement, is presented at the 2026 Annual Meeting of Stockholders, your proxy gives authority to the individuals named in the proxy to vote your shares of common stock on any such proposal in accordance with their best judgment. This may occur, for example, if one of the director nominees included in this Proxy Statement is unable or unwilling to serve as a director of the Company, in which case the individuals named in the proxy may use your proxy to vote for a replacement nominee recommended by the Board (even if competing replacement nominations are properly made). As of the date of this Proxy Statement, we have not received notice of any other matters that may be properly presented at the 2026 Annual Meeting of Stockholders.

Q:	Who is entitled to vote at the 2026 Annual Meeting of Stockholders?

A:

Our record date for the 2026 Annual Meeting of Stockholders is March 23, 2026. Each stockholder of record of our shares of common stock as of the close of business on March 23, 2026 is entitled to one vote for each share of common stock held. As of the record date, there were 34,809,149 shares of common stock outstanding and entitled to vote at the 2026 Annual Meeting of Stockholders.

Q:	How do I vote?

A:	If you were a stockholder on the record date and you held shares in your own name, you have three ways to vote and submit your proxy before the 2026 Annual Meeting of Stockholders:

•	By mail—If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope;

•

By Internet—If you received the Notice of Internet Availability of Proxy Materials (the “Notice”) or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card; or

•	By telephone—If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card.

If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares of common stock voted at the 2026 Annual Meeting of Stockholders.

If you want to vote live at the 2026 Annual Meeting of Stockholders, you must join the annual meeting at 8:00 a.m. Eastern Daylight Time on May 22, 2026 at www.virtualshareholdermeeting.com/DBD2026. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. However, if you have been provided with a 16-digit control number with your proxy materials, then you will not be required to request a legal proxy.

Q:	Can I change my vote after I have voted?

A:	You may change your vote at any time before your proxy is voted at the 2026 Annual Meeting of Stockholders by:

•	Revoking your proxy by sending written notice or submitting a later dated, signed proxy card before the 2026 Annual Meeting of Stockholders to our Corporate Secretary at the Company’s address above;

•	Submitting a later dated, signed proxy card before the start of the 2026 Annual Meeting of Stockholders;

•	If you have voted by the Internet or by telephone, you may vote again over the Internet or by telephone up until 11:59 pm Eastern Daylight Time on May 21, 2026; or

•

Attending the 2026 Annual Meeting of Stockholders virtually at 8:00 a.m. Eastern Daylight Time on May 22, 2026 at www.virtualshareholdermeeting.com/DBD2026, withdrawing your earlier proxy and voting during the meeting.

Q:	Can I cumulate my votes for the election of directors?

A:	No, our Certificate of Incorporation (“Charter”) and Amended and Restated Bylaws (“Bylaws”) do not provide for cumulative voting in connection with the election of directors.

2026 PROXY STATEMENT |	3

VOTING INFORMATION

Q:	How many votes are required to adopt each proposal?

A:

For each of Proposals 1, 2, and 3, the number of votes cast “for” the matter must exceed the number of votes cast “against” the matter. With respect to Proposal 1, this means the number of shares voted “for” a director nominee must exceed the number of shares voted “against” such nominee. The results of the voting at the meeting will be tabulated by the inspectors of election appointed for the 2026 Annual Meeting of Stockholders.

Q:	What is the Majority Voting Policy?

A:

Our Board has adopted a policy that each Director shall be elected by the vote of the majority of the votes cast (meaning the number of shares of common stock voted “for” a nominee must exceed the number of shares of common stock voted “against” such nominee) at any meeting for the election of Directors at which a quorum is present, provided that the Directors shall be elected by a plurality of the votes cast (instead of by votes for or against a nominee) at any meeting involving a contested election for one or more Directors (meaning more Directors have been nominated for election than Directorship positions available).

Q:	What is a “ broker non-vote” and how will they be counted?

A:

If your shares of common stock are held in the name of a brokerage firm, your shares of common stock may be voted even if you do not provide the brokerage firm with voting instructions. Brokerage firms have authority under the New York Stock Exchange, or NYSE, rules to vote shares of common stock for which their customers do not provide voting instructions on certain “routine” matters. When a proposal is not a routine matter under NYSE rules and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares of common stock on that proposal. This is referred to as a “broker non-vote.”

Proposal 2 is considered a routine matter on which your brokerage firm will vote without your instructions. Accordingly, there should be no broker non-votes with respect to Proposal 2. Broker non-votes are not expected to be considered votes cast with respect to Proposals 1 and 3 and therefore are not expected to have any effect on their outcome.

Q:	How many shares of common stock must be present to constitute a quorum and conduct the 2026 Annual Meeting of Stockholders?

A:

A quorum is necessary to hold the 2026 Annual Meeting of Stockholders. A majority of the total voting power of all outstanding shares of capital stock of the Company generally entitled to vote at a meeting of stockholders constitutes a quorum for the purpose of adopting a proposal at the 2026 Annual Meeting of Stockholders. If you are present and vote at the 2026 Annual Meeting of Stockholders, or vote on the Internet, by telephone or by submitting a properly executed proxy card, you will be considered part of the quorum. Broker non-votes will not be part of the voting power present but will be counted to determine whether or not a quorum is present.

Q:	What happens if I abstain?

A:	Pursuant to our Bylaws, a share of common stock voted “abstain” is not considered a vote cast with respect to, and will have no effect on the outcome of, any of Proposals 1, 2, or 3.

Q:	Why did I receive a one-page notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

A:

Under rules adopted by the Securities and Exchange Commission (“SEC”) we have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending you a Notice of Internet Availability of Proxy Materials. The instructions found in the Notice explain that all stockholders will have the ability to access the proxy materials on www.proxyvote.com or request to receive a printed copy of the proxy materials. If you wish to receive a printed copy of the proxy materials, please contact our Corporate Secretary prior to May 8, 2026 at 350 Orchard Avenue NE, P.O. Box 3077, North Canton, Ohio 44720 or (330) 490-4000. You may also request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our 2026 Annual Meeting of Stockholders materials.

Q:	What shares of common stock are included on my proxy card or Notice of Internet Availability of Proxy Materials?

A: The number of shares printed on your proxy card(s) represents all of your shares under a particular holding or account. Receipt of more than one proxy card or Notice of Internet Availability of Proxy Materials means that certain of your shares may be registered differently and/or are held in more than one account. If you receive more than one proxy card, sign and return all of your proxy cards to ensure that all of your shares of common stock are voted. If you receive more than one Notice, you should be sure to enter the voting site with the distinct control number on each Notice when voting over the Internet to ensure that all of your shares of common stock are voted.

4	| 2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

OVERVIEW

The Nomination and Governance Committee evaluates the size of the Board from time to time commensurate with the evolving needs of the Company. The Nomination and Governance Committee and the full Board have determined that eight directors is an appropriate size for our Board and the Company’s current needs and will continue to provide us with the right mix of director skills and experiences necessary to support the Company and management.

We are recommending that stockholders elect eight directors to our Board. Each of our nominees for director identified on the following pages is independent as defined by the corporate governance standards of the NYSE and the Company’s Categorical Independence Standards for Directors, except for Mr. Marquez, our President and CEO.

If elected, each nominee will hold office for a term of one year from the date of the 2026 Annual Meeting of Stockholders or until the election and qualification of a successor. In the absence of contrary instruction from a stockholder, the Proxy Committee will vote the proxies for the election of each of the eight nominees.

In the unlikely event that, for any reason, any nominee for director is not available for election when the election occurs, the Proxy Committee, at its option, may vote for substitute nominees recommended by the Board whether or not any other nominations are properly made at the 2026 Annual Meeting of Stockholders. Alternatively, the Board may reduce the number of nominees for director. The Board has no reason to believe that any of our nominees for director will be unable or unwilling to serve when the election occurs. Each of our nominees for election at the 2026 Annual Meeting of Stockholders has agreed to serve as a director, if elected.

OUR DIRECTOR NOMINEES

Arthur F. Anton
AGE: 68 DIRECTOR SINCE: 2019 COMMITTEES: • Audit Committee (Chair) • Nomination and Governance Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Anton served as Chairman of the Board and Chief Executive Officer of the Swagelok Company, Solon, Ohio (a fluid systems technologies company), from 2017 until his retirement on December 31, 2019. Mr. Anton previously served as President and Chief Executive Officer from 2004 to 2017, President and Chief Operating Officer from 2001 to 2004, Executive Vice President from 2000 to 2001, and Chief Financial Officer from 1998 to 2000 of Swagelok. Prior to joining Swagelok in 1998, Mr. Anton was a Partner of Ernst & Young LLP (a professional services organization).

Mr. Anton currently serves as the Non-Executive Chairman of SunCoke Energy (NYSE: SXC), Lisle, Illinois (a raw material processing and handling company serving the steel, coal, and power industries) (“SunCoke”), a position he has held since December 2020 after first being appointed to SunCoke’s board of directors in March 2020. He also currently serves as a director of the Rock & Roll Hall of Fame, Cleveland, Ohio (a rock and roll music museum), a position he has held since 2018. Mr. Anton previously served as a director (including as Lead Director) of Olympic Steel, Inc. (NASDAQ: ZEUS), Bedford Heights, Ohio (a steel processing and distribution company), from 2009 until February 2026 when the company merged with Ryerson Holding Corporation. He also previously served as a director of The Sherwin-Williams Company (NYSE: SHW), Cleveland, Ohio (a paint coatings manufacturer), from 2006 to April 2025. In addition, Mr. Anton was a former director of Forest City Realty Trust, Cleveland, Ohio (a diversified Real Estate Investment Trust), where he served from 2010 to 2018 and University Hospitals Health System, Cleveland, Ohio (a large academic medical center), where he served from 2005 to May 2023.

DIRECTOR QUALIFICATIONS:

Mr. Anton brings significant domestic and international manufacturing and distribution experience and financial expertise to our Board. In addition, as a former partner of Ernst & Young LLP and the former Chief Financial Officer of Swagelok, Mr. Anton has corporate governance expertise and extensive financial experience that provides him with a unique perspective on our business and operations and valuable insight as Chair of our Audit Committee and a member of our Nomination and Governance Committee. Additionally, Mr. Anton gained valuable experience and knowledge of the Company as former Lead Independent Director of Diebold Nixdorf.

2026 PROXY STATEMENT |	5

PROPOSAL 1: ELECTION OF DIRECTORS

Patrick J. Byrne
AGE: 65 DIRECTOR SINCE: 2023 COMMITTEES: • People and Compensation Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Byrne serves as non-executive Chair of the Board for Diebold Nixdorf, Incorporated. Since January 2026, Mr. Byrne has served on the Limited Partner Advisory Council of CLAI, a venture capital firm focused on investing in seed-stage startups building artificial intelligence technologies designed to address climate mitigation and adaptation challenges. Since April 2024, he has also provided management consulting services to various companies through PJB Consulting LLC. He formerly served as Senior Vice President of Operational Transformation at General Electric Company (NYSE: GE) (a multinational conglomerate) from August 2022 until his retirement in March 2024. In this role, he was responsible for driving GE’s priorities around safety, quality, delivery and cost. From 2019 to 2022, Mr. Byrne served as Chief Executive Officer of GE Digital (a subsidiary of GE) where he led the company’s software businesses focused on digital transformation. Prior to GE, from 2016 to 2019, Mr. Byrne served as Senior Vice President at Fortive Corporation (NYSE: FTV) (an industrial technology conglomerate), and from 2014 to 2019 served as President – Tektronix at Danaher Corporation (NYSE: DHR) (a globally diversified conglomerate) where he led multiple technology businesses. He has served as a member of the board of directors for multiple publicly traded companies, including serving as a director of GXO Logistics (NYSE: GXO) since July 2025 and as its Chairman since January 2026; as a director of Verra Mobility (Nasdaq: VRRM) since 2020 and as its Chairman since 2022; and as a director of Micron Technology (Nasdaq: MU) from 2011 to 2020. He also currently serves as Chairman of Stronvar Aerospace, a privately held company, a position he has held since 2025.

DIRECTOR QUALIFICATIONS:

Mr. Byrne brings significant and unique technological and operational experience to our Board. Mr. Byrne’s focus on innovation and industrial technology through his various officer and director roles at public companies provides valuable insight for the Company. Mr. Byrne’s extensive executive leadership experience makes him well-suited to serve as our Board Chair.

Matthew J. Espe
AGE: 67 DIRECTOR SINCE: 2023 COMMITTEES: • Nomination and Governance Committee • People and Compensation Committee (Chair)

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Espe serves as a board member and advisor to public companies, private equity firms and non-profit organizations. He currently serves as an operating partner at two private equity firms, Advent International (since November 2017) and SVP Global – United Kingdom (since October 2018). In January 2017, he was recruited by Sterling Partners, an investment management firm, to lead the transformation of Radial Inc., an e-commerce company, and oversee the successful sale of the company, serving as Radial Inc.’s President and Chief Executive Officer until November 2017. He previously served as Chief Executive Officer of Armstrong World Industries (NYSE: AWI), a designer and manufacturer of wall and ceiling building material, from 2010 to 2016; as Chairman and Chief Executive Officer of IKON Office Solutions, a provider of document management systems, copiers and services, from 2002 to 2008; and in various roles at GE, including as President and Chief Executive Officer of GE Lighting, a lightbulb and appliance company, from 1980 to 2002. In addition, he has served as an independent director at WESCO International (NYSE: WCC) since 2016 and Korn Ferry (NYSE: KFY), since September 2023. He previously served as an independent director at Anywhere Real Estate, Inc. from 2016 until its acquisition by Compass, Inc. in January 2026.

DIRECTOR QUALIFICATIONS:

Mr. Espe brings valuable qualifications and leadership experience to our board. Mr. Espe has significant experience from serving as chief executive officer at several companies and has extensive corporate governance experience through his service on public company boards. Mr. Espe has expertise in the areas of finance, accounting, international business, risk oversight, technology, retail industries, and cybersecurity, among others. Mr. Espe is skilled in strategic vision and in implementing positive change in organizations.

6	| 2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Mark Gross
AGE: 62 DIRECTOR SINCE: 2023 COMMITTEES: • Audit Committee • Nomination and Governance Committee (Chair)

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Gross is an executive with more than 25 years of critical leadership experience, financial expertise and deep insight in leading business transformations. Mr. Gross served as the founder and President of Surry Investment Advisors, LLC (“Surry”), a food retail consulting firm, from 2006 to January 2016, and rejoined Surry in 2018, where he currently serves as its Manager. Mr. Gross previously served as President and Chief Executive Officer of Supervalu, Inc. (NYSE: SVU), a wholesaler and retailer of grocery products, from 2016 to 2018. In addition, he held several positions, including Co-President, of C&S Wholesale Grocers, Inc., a wholesale grocery supply company, from 1997 to 2006. He currently serves as Co-Chairman of the board of Northeast Grocery Inc. (a large regional grocery chain), as a board member and Chairman of the audit committee of Acosta, Inc. (a full-service sales and marketing agency serving the consumer-packaged goods industry), and as a director and member of the audit committee of Rackspace Technology, Inc. (Nasdaq: RXT) (a leading end-to-end hybrid, multicloud technology services company). Until last year, Mr. Gross was the Executive Chairman of Southeastern Grocers (also a large regional grocery chain).

DIRECTOR QUALIFICATIONS:

Mr. Gross has extensive business management expertise and experience serving as a leader and director for various public and private companies, with a significant understanding of the retail industry. Prior to his positions with public and private companies, Mr. Gross was an attorney at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Gross graduated cum laude from University of Pennsylvania Law School and holds a BA from Dartmouth College, where he graduated with highest honors in his major.

Maura A. Markus
AGE: 68 DIRECTOR SINCE: 2024 COMMITTEES: • Audit Committee • People and Compensation Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Currently, Ms. Markus serves as a Director for Broadridge Financial Solutions (NYSE: BR), where she has served since 2013, and Stifel Financial Corp (NYSE: SF), where she has served since 2016. She is the former President and Chief Operating Officer of Bank of the West, a role that she held from 2010 to 2014. She also served as a member of their board of directors, and the Bank’s Executive Management Committee. Prior to joining the Bank of the West, Ms. Markus served in a number of executive leadership roles at Citigroup (“Citi”), over a 22-year period, including as Executive Vice President – Head of International Retail Banking in Citi’s Global Consumer Group, President at Citibank, North America, President at Citibank, Greece, and Sales and Marketing Director for Citibank Europe. She has more than 25 years of experience leading operations, sales and marketing in the U.S. and Europe, helping build both Bank of the West and Citibank in senior executive and board roles.

DIRECTOR QUALIFICATIONS:

Ms. Markus brings substantial knowledge and expertise through her proven service as an executive and director of leading financial service companies. Ms. Markus has business expertise in a variety of areas, and has worked in numerous industries, offering significant value to the board. In addition to her significant market experience, Ms. Markus is an executive committee member and Committee Chair at the College of Mount St. Vincent NY.

2026 PROXY STATEMENT |	7

PROPOSAL 1: ELECTION OF DIRECTORS

Octavio Marquez
AGE: 58 DIRECTOR SINCE: 2022 • President and Chief Executive Officer

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Marquez is a public company Chief Executive Officer and global technology, software, and services executive with deep expertise in strategy, capital allocation, operational transformation, and shareholder value creation. He has served as President and Chief Executive Officer of Diebold Nixdorf since March 2022 and as Chair of the Board from February to September 2023, guiding the Company through financial restructuring and enterprise transformation. Prior to becoming CEO, Mr. Marquez held senior leadership roles across Diebold Nixdorf’s global banking organization and the Americas region. As Senior Vice President of the Americas (2016–2020), he led both the Banking and Retail divisions with responsibility for commercial execution, operational performance, and customer outcomes. He subsequently led the global banking business, advancing automation and digitization, expanding recurring services revenue, and strengthening long-term customer partnerships. Before joining Diebold Nixdorf in 2014, Mr. Marquez held leadership roles at Hewlett Packard Enterprise, where he oversaw integration of acquired businesses across services, software, and hardware, and at Dell EMC, where he helped establish and scale subsidiaries across Latin America. Earlier in his career, he held leadership positions at IBM and NCR, developing broad expertise across enterprise technology and services. Mr. Marquez holds a B.S. in Business and Finance from Universidad Iberoamericana and completed executive education at MIT Sloan, the Wharton School, and The University of Texas at Austin. He is NACD Directorship Certified™.

DIRECTOR QUALIFICATIONS:

Mr. Marquez brings extensive executive leadership experience spanning strategy development, capital allocation, operational transformation, and balance sheet strengthening. Having led the Company through financial restructuring and strategic repositioning while enhancing shareholder returns, he offers seasoned judgment on complex global operations, capital deployment, and enterprise risk. His background leading large-scale technology and services organizations, integrating acquisitions, and driving recurring revenue models equips him to contribute meaningfully to board oversight of long-term strategy, financial performance, and risk governance. Mr. Marquez provides an investor-oriented perspective and disciplined approach to execution that supports sustainable growth and durable shareholder value.

David H. Naemura
AGE: 56 DIRECTOR SINCE: 2023 COMMITTEES: • Audit Committee • People and Compensation Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

In early 2026, Mr. Naemura became the Chief Financial Officer of AOC Formulations (“AOC”), a leading global supplier of specialty formulations and solutions that serve a broad range of applications and industries. Prior to joining AOC, Mr. Naemura served as the Chief Financial Officer of Neogen Corporation (Nasdaq: NEOG), an international food safety company, from November 2022 to December 2025. In addition to his role as Chief Financial Officer, Mr. Naemura also served as Chief Operating Officer from January 2025 to December 2025. Prior to joining Neogen, he served as Chief Financial Officer of Vontier Corporation (NYSE: VNT), an industrial technology company, from February 2020 to November 2022; Chief Financial Officer of Gates Industrial Corporation (NYSE: GTES), a global industrial manufacturing company, from 2015 to January 2020; and a Group Chief Financial Officer at Danaher Corporation (NYSE: DHR) from 2012 to 2015. He began his career as an auditor at Deloitte & Touche, a professional services firm.

DIRECTOR QUALIFICATIONS:

Mr. Naemura has a deep understanding of financial matters from his experiences as a chief financial officer. He has a proven history of success in transforming businesses and navigating periods of change. Mr. Naemura’s strategic insight and financial expertise are immensely valuable to the Board.

8	| 2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Dr. Colin J. Parris
AGE: 64 DIRECTOR SINCE: 2024 COMMITTEES: • Audit Committee • Nomination and Governance Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Dr. Parris is the former Senior Vice President and Chief Technology Officer at GE Digital, a position that he held from May 2020 until his retirement in April 2024. He joined General Electric (“GE”) in 2014 as a GE Officer and Vice President, GE Software Research. Prior to joining GE, Dr. Parris spent two decades at IBM in a variety of executive roles, serving most recently as Vice President, Systems Research in the IBM T.J. Watson Research Division from 2013 to 2014, and General Manager for IBM’s Power Systems business from 2010 to 2013. He has an extensive technology background with significant experience in software, including a current focus on data software and artificial intelligence, and leading digital transformations. Dr. Parris also currently serves as a director for APTIV (NYSE: APTV), a global mobility technology company, a role he has held since 2017, and in January 2025 he was appointed to the board of Corebridge Financial, Inc. (NYSE: CRBG and CRBD), a leading provider of retirement solutions and insurance products.

DIRECTOR QUALIFICATIONS:

Dr. Parris has a bachelor’s degree in electrical engineering from Howard University, master’s degrees in electrical engineering and computer science from the University of California, Berkeley and a master’s degree in management from Stanford University. He also has a PhD in electrical engineering from the University of California, Berkeley. Dr. Parris has an extensive technology background with significant experience in software and leading digital transformations. Alongside his various business and technology expertise, he serves as a member on the National Academy of Engineering, and a member of the Council on Foreign Relations. His deep technology background and current focus on data software and artificial intelligence provides valuable knowledge and relevant insight to the Board.

IDENTIFICATION AND EVALUATION OF DIRECTOR NOMINEES

The Nomination and Governance Committee considers many methods for identifying and evaluating potential director nominees, establishes plans for any anticipated vacancies, and regularly reviews the appropriate size and makeup of the Board. When vacancies arise or are anticipated, the Nomination and Governance Committee considers candidates identified in a variety of ways. Candidates may be introduced to the Nomination and Governance Committee through current Board members, professional search firms, stockholders or other persons. We also periodically engage with stockholders for their input and views regarding our Board’s succession planning.

The Nomination and Governance Committee also considers stockholder nominations for candidates for the Board. Following verification that a stockholder’s candidates have been properly submitted in accordance with our Bylaws and applicable law, these recommendations are considered by the Board Nomination and Governance Committee at regularly scheduled meetings.

In evaluating nominees for director, including the re-nomination of continuing directors, the Nomination and Governance Committee considers many factors in order to maintain and strengthen the talent and capabilities of the Board and its committees, consistent with our Corporate Governance Guidelines and other criteria established by the Board. The Nomination and Governance Committee’s objective is to create a well-balanced Board that combines broad business and industry experience with comprehensive background characteristics and professional viewpoints. Together, these considerations enable us to appropriately pursue our strategic objectives domestically and abroad.

Qualifications for Board service have not otherwise been reduced to a checklist of specific standards or minimum qualifications, skills or qualities. Rather, the Nomination and Governance Committee decides which nominees to recommend based on the facts and circumstances at the time. Applicable considerations for new nominees or for directors potentially standing for re-election include:

•

whether the candidate has demonstrated a high level of performance in his or her service as a director of a public company, including with respect to the performance of our directors standing for re-election;

•

whether the addition of the candidate to the Board would result in an appropriate balance between directors who have deep experience and understanding of the Company and its businesses and directors bringing new perspectives to the Company;

2026 PROXY STATEMENT |	9

PROPOSAL 1: ELECTION OF DIRECTORS

•	whether the Nomination and Governance Committee is currently looking to fill a new position created by an expansion of the number of directors, or an existing or anticipated vacancy;

•	whether the current composition of the Board is consistent with the criteria described in our Corporate Governance Guidelines;

•

whether the candidate possesses qualifications that are generally the basis for selection of candidates to the Board, including the candidate’s applicable experience and skill set in order to support the current and future needs of the Company;

•	whether the candidate would enhance the Board across a variety of dimensions, including experience, background, qualifications, technical expertise and other characteristics; and

•	whether the candidate would be considered independent under the rules of the SEC, NYSE and our categorical director independence standards.

Of particular interest in recent searches were individuals with experience in the banking and technology sectors.

The full Board is responsible for the final approval of any director nominee. Maura A. Markus and Dr. Colin J. Parris, have each been serving as directors since August 2024. Patrick J. Byrne, Matthew J. Espe, Mark Gross and David H. Naemura have been serving as directors since September 2023. Arthur F. Anton was elected to the Board at the 2019 Annual Meeting of Stockholders. The Nomination and Governance Committee believes that each of our nominees for director satisfies the qualifications described above and brings valuable experience, skills and qualifications to the Board.

STOCKHOLDER NOMINEES

POLICY & PROCEDURE

The policy of the Nomination and Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described above under “Identification and Evaluation of Director Nominees.” In evaluating stockholder nominations, the Nomination and Governance Committee considers whether the nominee will contribute to the balance of knowledge, experience and capability of the Board and is able to satisfy the membership criteria set forth above.

The Nomination and Governance Committee will consider any stockholder nominations for director that are properly proposed and meet the requirements set out in our Bylaws, which include but are not limited to:

•

complete information as to the identity and qualifications of the proposed nominee, including: the name and address of the nominee; any arrangements between the nominee and other persons pursuant to which the nomination is to be made; present and prior business and/or professional affiliations, education and experience, particular fields of expertise; and class and stock ownership information, including a representation that the stockholder is a holder of record; or any other information that would be required to be included in a proxy statement;

•	an indication of the nominee’s consent to serve as a director of the Company if elected;

•	certain representations from the nominating stockholder; and

•	whether the stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares entitled to vote that are required to elect a nominee.

Stockholder nominations should be addressed to Diebold Nixdorf, Incorporated, Attention: Corporate Secretary, 350 Orchard Avenue NE, P.O. Box 3077, North Canton, Ohio 44720. For important additional information related to proposal requirements, including requirements concerning the timing of stockholder nominations, see “Stockholder Proposals” below.

PROXY ACCESS

Our Bylaws provide for proxy access, which allows a stockholder, or a group of up to 20 stockholders in the aggregate, who or which has owned 3% or more of our outstanding shares of common stock continuously for at least three years, to nominate director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. Nominees who are submitted by stockholders (or groups) meeting the proxy access requirements and who themselves meet the requirements specified in our Bylaws will be included in our proxy materials for consideration by our stockholders at the applicable stockholder meeting.

10	| 2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

VOTE REQUIRED

Since this is an uncontested election (the number of nominees does not exceed the number of Director positions available), each nominee who receives the affirmative “for” vote from a majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) by stockholders who are present or represented by proxy at the 2026 Annual Meeting of Stockholders and entitled to vote in the election of directors will be elected to serve as a director until the 2027 Annual Meeting of Stockholders. “Abstain” votes and broker non-votes are not considered votes cast and will have no effect on the outcome of this Proposal 1.

RECOMMENDATION OF THE BOARD

The Board recommends that stockholders vote FOR each of its eight director nominees.

✓	FOR the election of each of our director nominees

2026 PROXY STATEMENT |	11

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OVERVIEW

The Audit Committee has appointed KPMG LLP, our independent registered public accounting firm since 1965, to examine our accounts and other records for the year ending December 31, 2026. This appointment is being presented to you for ratification at the 2026 Annual Meeting of Stockholders. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider KPMG LLP’s selection as the Company’s independent registered public accounting firm. KPMG LLP has no financial interest, direct or indirect, in us or any of our subsidiaries.

A representative of KPMG LLP is expected to be present at the 2026 Annual Meeting of Stockholders to make a statement if he or she desires and to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

The following table shows the aggregate fees billed to us for the annual audit and the review of the interim financial statements and other services provided by KPMG LLP for fiscal years 2025 and 2024.

FEE CATEGORY	2025	2024

Audit Fees(1)	$8,491,312	$8,526,291(5)

Audit-Related Fees(2)	$158,108	$413,174

Tax Fees(3)	$45,985	$70,645

All Other Fees(4)	$14,793	—

Total	$8,710,198	$9,010,110

(1)

Audit Fees consist of fees billed or to be billed for professional services rendered for the audit of our annual financial statements and the review of the interim financial statements included in quarterly reports and services rendered by KPMG LLP in connection with statutory and regulatory filings required internationally.

(2)	Audit-Related Fees consist of fees billed for professional services rendered for assurance services in connection with other requirements outside of statutory and regulatory filings.

(3)

Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning, both domestic and international. These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All Other Fees consist of fees billed for those services not captured in the audit, audit-related and tax categories.

(5)	2024 Audit Fees have been adjusted to include $130 thousand that was inadvertently previously classified as expenses.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent registered public accounting firm.

These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a

12	| 2026 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

specific budget. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee when expedition of services is necessary, provided that the Chair must report any decisions to pre-approve to the full Audit Committee at its next scheduled meeting. All of the fees included under the categories “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were pre-approved by the Audit Committee. None of these fees were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.

VOTE REQUIRED

The affirmative “for” vote by a majority of the votes cast by stockholders who are present or represented by proxy at the 2026 Annual Meeting of Stockholders is required to approve this Proposal 2. Brokers are expected to be able to vote on this Proposal 2 without receiving express instruction from a beneficial owner. Accordingly, there are expected to be no broker non-votes with respect to this Proposal 2. “Abstain” votes are not considered votes cast and will have no effect on the outcome of this Proposal 2.

RECOMMENDATION OF THE BOARD

The Board recommends a vote FOR the approval of this Proposal 2.

✓	FOR Proposal 2

2026 PROXY STATEMENT |	13

PROPOSAL 3: APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

OVERVIEW

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and pursuant to Rule 14a-21(a) promulgated thereunder, we are providing our stockholders the opportunity to cast an advisory (non-binding) vote on the compensation paid to our named executive officers. While this is an advisory vote, and therefore not binding on us, the Board values the opinions of our stockholders. The People and Compensation Committee reviews the results of voting on this proposal and takes them into consideration when making future decisions regarding named executive officer compensation. Under current Board policy, the advisory vote for approval of named executive officer compensation occurs annually. After the 2026 Annual Meeting of Stockholders, the next such vote will occur at our 2027 Annual Meeting of Stockholders.

The “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this Proxy Statement describe our executive compensation program in detail, as well as the decisions and rationale of our People and Compensation Committee in regard to that program. Our executive pay program is designed to enable us to attract, retain and motivate high quality executives who will provide us with dynamic leadership and are instrumental to our success. We emphasize performance-based variable pay by delivering a substantial portion of executive compensation opportunities through annual cash bonuses and long-term incentives and seek to provide total pay that is commensurate with our performance and competitive with our peer group. Accordingly, we are asking our stockholders to vote FOR the following resolution:

“RESOLVED, that the compensation of our named executive officers as disclosed pursuant to the compensation rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.”

VOTE REQUIRED

The affirmative “for” vote by a majority of the votes cast by stockholders who are present or represented by proxy at the 2026 Annual Meeting of Stockholders is required to approve this Proposal 3. “Abstain” votes and broker non-votes are not considered votes cast and will have no effect on the outcome of this Proposal 3.

RECOMMENDATION OF THE BOARD

The Board recommends a vote FOR the approval of this Proposal 3.

✓	FOR Proposal 3

14	| 2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Our Board is committed to strong corporate governance principles and practices to ensure that the Board most effectively and efficiently serves its oversight obligations. This section provides an overview of the current organization of the Board, its committees, responsibilities and other related topics and initiatives.

BOARD LEADERSHIP STRUCTURE

Since September 2023, the Board has separated the roles of Chair and Chief Executive Officer, and since that time Patrick J. Byrne has served as non-executive Chair of the Board.

The Board does not maintain a policy requiring the Chair to be a non-executive Board member, nor does it require the Chair and Chief Executive Officer roles to be separated. However, when the Chair is also an executive of the Company, the independent members of the Board have historically appointed a Lead Independent Director. The Lead Independent Director is selected among the Board’s independent directors and the role’s duties include, among others, presiding at all meetings of the Board at which the Chair is not present, presiding over executive sessions of the independent directors, and providing direction on agendas, schedules, and materials for Board meetings.

The Board will continue to periodically assess and adjust our leadership structure as needed in consideration of emerging corporate governance standards, market practices and our specific circumstances and needs.

BOARD AND DIRECTOR EVALUATION

In accordance with governance best practices and stock exchange requirements, the Nomination and Governance Committee has oversight responsibility for the annual evaluation of the overall performance and effectiveness of the Board and each Board committee. The nature and format of the Board evaluation process is fluid and is structured in the fashion that is expected to provide the Board with the most useful and actionable information. In 2025, the Board conducted its evaluation through individual interviews with each director, led by the Chair of the Nomination and Governance Committee and the Corporate Secretary and subsequently held a live discussion during which the Board discussed its performance, as well as its opportunities to further enhance its performance and effectiveness in the coming year.

BOARD MEETINGS AND EXECUTIVE SESSIONS

The Board held five regular meetings and one special meeting during 2025.

All of our directors attended 75% or more of the aggregate of all meetings of the Board and the Board committees on which they served in 2025.

In accordance with the NYSE’s corporate governance standards, our independent directors regularly meet in executive session without management present, generally following each regularly scheduled Board meeting. In addition, on occasion, our directors will meet in executive session prior to the start of a Board meeting. Since his appointment to the Board, Mr. Byrne, our non-executive Board Chair, has presided over these executive sessions. The executive sessions of each Board committee are overseen by the respective committee chair.

While we do not have a formal policy regarding directors’ attendance at the Annual Meeting of Stockholders, it is expected that all directors attend the Annual Meeting of Stockholders unless there are extenuating circumstances for non-attendance. Each director who was a director as of the 2025 Annual Meeting of Stockholders attended that meeting.

2026 PROXY STATEMENT |	15

CORPORATE GOVERNANCE

BOARD RISK OVERSIGHT

The Board and its committees collectively play an active role in overseeing management of our risks and in helping establish an appropriate risk tolerance for the Company. The Board oversees our risk strategy and effectiveness; however, management is responsible for identifying risks inherent in our business and implementing and supervising day-to-day risk management and mitigation. In addition to discussion of risk management with the full Board, the Board and the appropriate committees receive regular reports from our senior management on areas of material risk within the committee’s substantive focus, including operational, financial, strategic, compliance, cybersecurity, competitive, reputational, and legal and regulatory risks. The Board also meets with senior management as part of each Board meeting, and more frequently as needed, to discuss strategic planning, including the key risks inherent in our short- and long-term strategies. Senior management then provides the Board with periodic updates throughout the year with respect to these strategic initiatives and the impact and management of these key risks.

We also have robust internal dialogue among our operations, information security, technology, finance, compliance, treasury, tax, legal and internal audit departments, among others, whenever a potential risk arises. These discussions are escalated to our President and Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Administrative Officer, General Counsel, and/or Chief Information Security Officer, Vice President, Internal Audit and other Vice Presidents of our various divisions and regions, as appropriate, with open lines of communication among them, the Board’s committees, and the entire Board.

We believe that the Board’s approach and continued evaluation of its risk oversight enhances its ability to assess the various risks, make informed cost-benefit decisions, and approach emerging risks in a proactive manner for the Company. We also believe that our Board leadership structure complements our risk management structure because it allows our independent directors to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

BOARD COMMITTEES AND COMPOSITION

The Board’s current standing committees are the Audit Committee, Nomination and Governance Committee, and People and Compensation Committee. Each committee’s members, its meetings during 2025, and its functions are described below. The Board reviews committee membership, charters and responsibilities every year and will do so again following the 2026 Annual Meeting of Stockholders.

AUDIT COMMITTEE*

Members:

Arthur F. Anton (Chair), Mark Gross, Maura A. Markus, David H. Naemura and Dr. Colin J. Parris.

Independence:

All members of this committee qualify as independent.

Meetings:

This committee met in person or via video conference five times during 2025 and had informal communications with management, as well as with our independent auditors, at various other times during the year.

Contact:

auditchair@dieboldnixdorf.com

Committee Report: See page 59.

Primary Duties and Responsibilities:

•

Monitors the adequacy of our financial reporting process and systems of internal controls regarding finance, accounting and ethics and compliance.

•

Monitors the independence and performance of our independent auditors and performance and controls of our internal audit department.

•

Provides an avenue of communication among the independent auditors, management, the internal audit department and the Board.

•

Examines and discusses various issues pertaining to finance, treasury, investment, and insurance.

Financial Experts:

The Board has determined that each of Messrs. Anton, Gross, and Naemura, and Ms. Markus, is an audit committee financial expert within the meaning of such term under Item 407(d)(5) of Regulation S-K.

*

This committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. In October 2024, the Finance Committee of the Board was dissolved, with the Audit Committee assuming its responsibilities going forward.

16	| 2026 PROXY STATEMENT

CORPORATE GOVERNANCE

NOMINATION AND GOVERNANCE COMMITTEE

Members:

Mark Gross (Chair), Arthur F. Anton, Matthew J. Espe and Dr. Colin J. Parris.

Independence:

All members of this committee qualify as independent.

Meetings:

This committee met in person or via video conference four times during 2025 and had informal communications with management at various other times during the year.

Contact:

bdgovchair@dieboldnixdorf.com

Primary Duties and Responsibilities:

•

Identifies potential director candidates consistent with criteria approved by the Board.

•

Makes recommendations to the Board to fill vacancies or consider the appropriate size of the Board.

•

Makes recommendations regarding corporate governance principles, the Board leadership structure and Board committee composition.

•

Leads Board and committee assessments.

•

Oversees director orientation and education, as described in “Director Orientation and Education” below.

•

Ensures Board oversight of our enterprise risk management process, securities policies and procedures, including cybersecurity, and of our environmental, social and governance program.

PEOPLE AND COMPENSATION COMMITTEE

Members:

Matthew J. Espe (Chair), Patrick J. Byrne, Maura A. Markus, and David H. Naemura

Independence:

All members of this committee qualify as independent.

Meetings:

This committee met in person or via video conference five times during 2025 and had informal communications with management, as well as the committee’s independent compensation consultant, at various other times during the year.

Contact:

compchair@dieboldnixdorf.com

Committee Report: See page 27.

Primary Duties and Responsibilities:

•

Monitors and evaluates the general compensation philosophy of the Company.

•

Administers our executive compensation program and has oversight responsibility for the management committee that administers employee benefit plans with the goals of ensuring that (a) the benefits and compensation practices of the Company are competitive and sufficient to attract, motivate and retain quality professional staff and (b) the Company’s compensation programs adhere to a “pay for performance” philosophy.

•

Oversees our equity plans (including reviewing and approving equity grants to executive officers).

•

Annually reviews and approves all pay decisions relating to executive officers.

•

Periodically reviews director compensation and makes recommendations to the Board with respect to such compensation.

•

Determines and measures achievement of corporate and individual goals, as applicable, by our executive officers under our short- (annual) and long-term incentive plans and makes recommendations to the Board for ratification of such achievements.

•

Oversees the development of executive succession plans and talent management policies and programs, as well as reviews measures of employee engagement and plans related to employee engagement.

•

Reviews proposed changes to any of our benefit plans, such as retirement plans, deferred compensation plans and 401(k) plans.

•

For additional discussion of the committee’s role, processes and procedures in connection with executive compensation, see “Compensation Discussion and Analysis—Role of the People and Compensation Committee” below.

2026 PROXY STATEMENT |	17

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE MATERIALS AVAILABLE ON OUR WEBSITE

Copies of the following documents, among others, are available on our investor relations website (investors.dieboldnixdorf.com) in the Governance section under the Policies and Charters tab:

•	Current charters for our Audit, Nomination and Governance, and People and Compensation Committees;

•	Our Categorical Independence Standards for Directors;

•	Our Corporate Governance Guidelines; and

•	Our Code of Business Ethics.

The Company’s website and the information contained therein or connected thereto are not intended to be incorporated by reference into this Proxy Statement.

For a discussion of our Insider Trading Policy, which prohibits hedging or pledging of our shares by our directors, officers and employees, see “Compensation Discussion and Analysis—Insider Trading Policy” below.

DIRECTOR INDEPENDENCE

The Board determined that each of our current directors, Patrick J. Byrne, Arthur F. Anton, Matthew J. Espe, Mark Gross, Maura A. Markus, David H. Naemura, and Dr. Colin J. Parris, has no material relationship with the Company and is independent under our director independence standards, the NYSE’s director independence standards, and the SEC’s independence requirements, as applicable and as currently in effect. In making these determinations, the Board considered the business, professional or familial relationships of each of the directors in 2025, including relationships between the Company and related entities where our directors also serve as directors (which relationships the Board considered as part of its determinations and concluded did not impair the independence of the respective director). Octavio Marquez does not satisfy these independence standards because he is employed by us as our President and CEO in addition to his role as director.

RELATED PERSON TRANSACTION POLICY

Pursuant to our director independence standards, discussed above, and our Corporate Governance Guidelines, we do not engage in transactions with non-employee directors or their affiliates if a transaction would cause an independent director to no longer be deemed independent, would present the appearance of a conflict of interest or is otherwise prohibited by law, rule or regulation. This includes, directly or indirectly, any extension, maintenance or renewal of an extension of credit to any of our directors. This prohibition also includes significant business dealings with directors or their affiliates, charitable contributions that would require disclosure in our Proxy Statement under the rules of the NYSE, and consulting contracts with, or other indirect forms of compensation to, a director. Any waiver of this policy may be made only by the Board and must be promptly disclosed to our stockholders.

In 2025, we did not engage in any related person transaction(s) requiring disclosure under Item 404 of Regulation S-K.

COMMUNICATIONS WITH DIRECTORS

The Company’s Board of Directors provides a process for stockholders to send communications to the Board. Stockholders and interested parties may communicate with our Audit, Nomination and Governance, and People and Compensation Committee Chairs by sending an email to the address provided in the applicable committee description above or with our non-employee directors as a group by sending an email to boardlogistics@dieboldnixdorf.com.

Communications may also be directed in writing to such person or group at Diebold Nixdorf, Incorporated, Attention: Corporate Secretary, 350 Orchard Avenue NE, P.O. Box 3077, North Canton, Ohio 44720. The independent members of the Board have approved a process for handling communications we receive that are addressed to non-employee members of the Board. Under that process, the Corporate Secretary will review all such communications and determine whether communications require immediate attention. The Corporate Secretary will forward communications, or a summary of communications, to the appropriate director or directors.

18	| 2026 PROXY STATEMENT

CORPORATE GOVERNANCE

CODE OF BUSINESS ETHICS

Our directors, executive officers and employees are required to comply with the policies and protocols concerning business ethics and conduct provided in our Code of Business Ethics. The Code of Business Ethics ties our core values to the ethical principles that guide our business decisions. The Code of Business Ethics also provides clear information on the resources available for directors, executive officers and employees to ask questions and report unethical behavior. All directors have received training specific to the Code of Business Ethics.

The Code of Business Ethics applies to us, including all of our domestic and international affiliates and subsidiaries. The Code of Business Ethics describes certain responsibilities that our directors, executive officers and employees have to the Company, to each other and to our global partners and communities. It covers many topics, including compliance with laws, including the Foreign Corrupt Practices Act and relevant global anti-corruption laws, conflicts of interest, protection of intellectual property and competitive and confidential information, as well as maintenance of a respectful and non-retaliatory workplace. The Code of Business Ethics also includes and links to our Conflicts of Interest Policy, which further details the requirements for our directors, officers and employees to avoid conflicts and disclose any potential conflicts, including conflicts that may result from related party transactions. In addition, our employees are required to report any conduct that they believe in good faith to be a violation of the Code of Business Ethics.

Our Audit Committee has procedures to receive, retain and evaluate complaints regarding accounting, internal financial controls or auditing matters, and to allow for the confidential and anonymous submission of concerns regarding questionable practices or potential violations of our policies, including the Code of Business Ethics.

The Code of Business Ethics is posted under the “Governance – Policies and Charters” portion of our investor relations website (www.investors.dieboldnixdorf.com). A copy of the Code of Business Ethics is available in print (free of charge) to any stockholder who requests a copy by writing to: Diebold Nixdorf, Incorporated, Attention: Corporate Secretary, 350 Orchard Avenue NE, P.O. Box 3077, North Canton, Ohio 44720. The Company will disclose on its website at www.investors.dieboldnixdorf.com, to the extent and in the manner permitted by Item 5.05 of Form 8-K, the nature of any amendment to the Code of Business Ethics (other than technical, administrative, or other non-substantive amendments) and our approval of any material departure from a provision of the Code of Business Ethics that has been made known to any of our executive officers.

PEOPLE AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our People and Compensation Committee during the year ended December 31, 2025 were Matthew J. Espe, Patrick J. Byrne, Maura A. Markus, and David H. Naemura. No member of the People and Compensation Committee is currently, or was during the year ended December 31, 2025, an officer or employee of the Company or any of its subsidiaries or affiliates. During the year ended December 31, 2025, no member of the People and Compensation Committee had a relationship that is required to be disclosed under SEC rules regarding related-party transactions. During the year ended December 31, 2025, none of the Company’s executive officers served on a board of directors or compensation committee (or a committee serving a similar function) of any entity that had one or more of its executive officers serving on the Company’s Board of Directors or the People and Compensation Committee.

DIRECTOR ORIENTATION AND EDUCATION

The onboarding process for new directors includes extensive one-on-one meetings between each new director and our executive leaders, travel to our facilities in Ohio to further engage with management and to visit our operations, and formal and informal Board meetings which, in addition to addressing substantive matters are intended to develop partnership and teamwork among the Board. As part of our onboarding efforts, we seek to educate new directors on the fiduciary and public company obligations of Board members, the history of our Company, our strategic plans, significant financial matters, organizational and operational overview, core values, ethics and compliance programs (including our Code of Business Ethics), corporate governance practices and other key policies and practices.

SUSTAINABILITY

As a global company, we are committed to protecting the environment, caring for our people and the communities in which we live and work, and continually enhancing our governance to ensure best practices in all we do as an organization. We strive to advance solutions and practices that are sustainable, equitable and best in class as a corporate citizen. Our ESG Report is available on our website at https://www.dieboldnixdorf.com/en-us/about-us/esg/. The Company’s website and the information contained therein or connected thereto are not intended to be incorporated by reference into this Proxy Statement.

2026 PROXY STATEMENT |	19

OWNERSHIP OF OUR SECURITIES

BENEFICIAL OWNERSHIP OF SHARES

The table below sets forth the beneficial ownership of each person who has publicly reported ownership of more than 5% of the Company’s shares of common stock. To our knowledge, except for the stockholders listed below, no person beneficially owned more than 5% of our outstanding shares of common stock as of March 23, 2026. The information provided below was derived from reports filed with the SEC by the beneficial owners on the dates indicated in the footnotes below.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS(1)

Common Stock	Capital World Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	11,894,145(2)	34.17%

Common Stock	Millstreet Capital Management LLC, et al. 545 Boylston Street, 8th Floor Boston, MA 02116	5,216,672(3)	14.99%

Common Stock	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	2,137,790(4)	6.14%

Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,890,777(5)(6)	5.43%

Common Stock	William Blair Investment Management, LLC 150 North Riverside Plaza Chicago, IL 60606	1,802,571(7)	5.18%

(1)

The percentages reported in this column for each of the holders of more than 5% of the Company’s shares of common stock are based on the Company’s 34,809,149 outstanding shares of common stock on March 23, 2026.

(2)

Based solely upon information contained in the Schedule 13D/A filed on February 17, 2026 by Capital World Investors (“CWI”). CWI is a division of Capital Research and Management Company, as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited. CWI’s divisions of each of the aforementioned investment management entities collectively provide investment management services under the name “Capital World Investors.” CWI reported that as of February 12, 2026, it had sole voting and sole dispositive power over 11,894,145 shares of common stock and shared voting and shared dispositive power over no shares of common stock.

(3)

Based solely upon information contained in the Schedule 13D/A filed jointly by Millstreet Capital Management LLC, et al. on January 20, 2026. Millstreet Capital Management LLC, in addition to Brian D. Connolly and Craig M. Kelleher, also named reporting persons on the Schedule 13D/A, reported that as of January 15, 2026 each had shared voting and shared dispositive power over 5,216,672 shares of common stock and each had sole voting and sole dispositive power over no shares of common stock. Mr. Connolly and Mr. Kelleher are Managing Members of Millstreet Capital Management LLC. Shares reported for Messrs. Connolly and Kelleher represent the above referenced shares reported with respect to Millstreet Capital Management LLC. Messrs. Connolly and Kelleher disclaim beneficial ownership of the shares reported except to the extent of their pecuniary interest therein.

(4)

Based solely upon information contained in the Schedule 13G filed by BlackRock, Inc., et al. on November 8, 2024. BlackRock, Inc. (“BlackRock”) reported that as of September 30, 2024, it beneficially owned 2,137,790 shares of common stock, of which it had sole voting power over 2,096,374 shares, sole dispositive power over 2,137,790 shares, and shared voting and shared dispositive power over no shares.

(5)

Based solely upon information contained in the Schedule 13G filed by The Vanguard Group on April 30, 2025. The Vanguard Group (“Vanguard”) reported that as of March 31, 2025, it beneficially owned 1,890,777 shares of common stock, of which it had shared voting power over 13,495 shares, sole dispositive power over 1,853,376 shares, shared dispositive power over 37,401 shares, and sole voting power over no shares.

(6)

On March 26, 2026, The Vanguard Group reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various Vanguard subsidiaries and/or business divisions. The Vanguard Group indicates that its subsidiaries or business divisions that formerly had, or were deemed to have, shared beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis).

(7)

Based solely upon information contained in the Schedule 13G filed by William Blair Investment Management, LLC on February 9, 2026. William Blair Investment Management, LLC (“William Blair”) reported that, as of December 31, 2025, it beneficially owned 1,802,571 shares of common stock, of which it had sole voting power over 1,483,914 shares, sole dispositive power over 1,802,571 shares, and shared voting and shared dispositive power over no shares.

20	| 2026 PROXY STATEMENT

OWNERSHIP OF OUR SECURITIES

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows the beneficial ownership of the Company’s shares of common stock, including those shares that individuals have a right to acquire (for example, through the exercise of options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act, by (1) each director and nominee, (2) each of our named executive officers, and (3) all directors and executive officers as a group as of March 23, 2026.

NAME	SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)(2)	STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS	PERCENT OF CLASS

Directors and Nominees
Arthur F. Anton	30,000	40,000	*
Patrick J. Byrne	—	50,000	*
Matthew J. Espe	—	40,000	*
Mark Gross	—	40,000	*
Maura A. Markus	—	—	*
David H. Naemura	—	40,000	*
Dr. Colin J. Parris	—	—	*

Named Executive Officers
Octavio Marquez Director, President and Chief Executive Officer	73,770	—	*
Thomas Timko Executive Vice President, Chief Financial Officer	24,809	—	*
Jonathan Myers(3) Executive Vice President, Chief Revenue Officer	14,533	—	*
Frank Baur(4) Executive Vice President, Chief Operating Officer	20,945	—	*
Ilhami Cantadurucu Executive Vice President, Global Retail	7,009	—	*
Kathleen Creech(5) Former Executive Vice President, Chief People Officer	1,754	—	*
All Current Directors and Current Executive Officers as a Group (13 persons)	173,070	210,000	*

*	Less than 1%

(1)

Beneficial ownership excludes unvested RSUs that will not vest within 60 days of March 23, 2026. The number of unvested RSUs held for each current non-employee director are as follows: Mr. Anton, 20,000; Mr. Espe, 20,000; Mr. Gross, 20,000; and Mr. Naemura, 20,000; and the following amounts for each NEO: Mr. Marquez, 142,487; Mr. Timko, 49,999; Mr. Myers, 29,733; Mr. Baur, 21,624; and Mr. Cantadurucu, 12,904.

(2)

Director amounts do not include shares deferred by our non-employee directors under the Deferred Compensation Plan No. 2 for Directors. The amounts of such deferred shares are as follows: Mr. Byrne, 20,000; Mr. Espe, 20,000; Mr. Gross, 20,000; Ms. Markus, 7,996; Mr. Naemura, 20,000; and Dr. Parris, 7,965.

(3)	During the 2025 fiscal year, Mr. Myers served in the role of Executive Vice President, Global Banking.

(4)	During the 2025 fiscal year, Mr. Baur served in the role of Executive Vice President, Operational Excellence.

(5)	Ms. Creech served as Executive Vice President, Chief People Officer of the Company until her departure from the Company on December 4, 2025.

2026 PROXY STATEMENT |	21

OWNERSHIP OF OUR SECURITIES

EQUITY COMPENSATION PLAN INFORMATION

The following table shows the Equity Compensation Plan Information of the Company for year ending December 31, 2025.

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS	(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))

Equity compensation plans not approved by security holders	—	—	—

Equity compensation plans approved by security holders

Stock options	1,013,277	$31.73	N/A

Restricted stock units	546,653	N/A	N/A

Total	1,559,930	$31.73	600,000

(1)	Only applicable to stock options.

(2)

All shares covered by the Company’s 2023 Equity and Incentive Plan (the “2023 Plan”) are being treated as approved by stockholders based on the approval by the Company’s stockholders of the amendment to the 2023 Plan on December 24, 2023. The 2023 Plan was previously approved by the Bankruptcy Court in connection with the Company’s emergence from restructuring in 2023.

22	| 2026 PROXY STATEMENT

COMPENSATION OF DIRECTORS

Director compensation is determined by the Board at the recommendation of the People and Compensation Committee. With respect to the Company’s non-employee directors, it is our goal to provide directors with fair and competitive compensation that also enhances their alignment with the interests of our stockholders. Each non-employee director may receive equity awards under our Diebold Nixdorf, Incorporated 2023 Equity and Incentive Plan (the “2023 Plan”). Historically, we have aimed to provide a balanced mix of cash and equity compensation to our directors that targets the directors’ total pay at the median of a peer group of companies in similar industries and of comparable size and revenue. This peer group is the same group used by our People and Compensation Committee for benchmarking executive compensation, which is discussed in more detail below in “Role of Peer Companies and Competitive Market Data” under “Compensation Discussion and Analysis.” A director may elect to defer receipt of all or a portion of his or her compensation pursuant to the Deferred Compensation Plan No. 2 for Directors, as amended.

2025 DIRECTOR COMPENSATION PROGRAM

Cash retainers for directors are fixed at an annual rate of compensation, but are paid to the directors in equal, quarterly installments. The fees for a director who joins or leaves the Board or assumes additional responsibilities during the year are pro-rated for his or her period of actual service.

Our non-employee directors receive a cash retainer at an annual rate of $100,000. Our non-executive Chairman of the Board receives an additional cash retainer at an annual rate of $100,000. In addition, non-employee directors who serve as the chair for a Board committee will receive an additional annual cash retainer at an annual rate of $25,000 for each chair role. Directors do not receive an additional cash retainer for service on a committee (other than as Chair).

Additionally, non-employee directors receive an annual restricted stock unit (“RSU”) grant having an aggregate grant date value equal to $200,000. However, no non-employee director who received the 2023 director emergence grants (described below) will be eligible to receive an annual RSU grant until the 2023 director emergence grants have fully and completely vested in September of 2027.

2023 DIRECTOR EMERGENCE GRANTS

In connection with the Company’s reorganization in August 2023, the Company awarded certain RSUs and options to its directors at the time. Following emergence from the reorganization process, in December 2023 the Company awarded a one-time grant of 40,000 RSUs to each non-employee director. This grant approximated $1,160,000 in value at the time of grant. Each RSU award provides for dividend equivalent rights, which permits the director to receive, on the RSU settlement date, the aggregate cash value of all dividends that were paid to holders of Company common stock during the vesting period of the RSUs. Additionally, the Company awarded each non-employee director a one-time option grant covering 80,000 shares of common stock at an aggregate grant date fair value of $1,162,400 and awarded the non-executive Chairman of the Board a one-time option grant of 100,000 shares of common stock at an aggregate grant date fair value of $1,453,000. These RSUs and options vest in equal annual installments over a four-year period and were intended to provide the directors with a significant performance incentive and a direct connection to our stockholders by providing the directors with a significant four-year equity stake in the Company at once, rather than by providing annual equity grants over the next four years.

DIRECTOR STOCK OWNERSHIP GUIDELINES

The Board has adopted ownership guidelines to align with the practices of our peer group (discussed further below under “Role of Peer Companies and Competitive Market Data” under “Compensation Discussion and Analysis”) which are intended to build share ownership among non-employee directors and ensure that their long-term economic interests are aligned with those of other stockholders. Each non-employee director is expected to own shares of common stock of the Company valued at least five times his or her annual cash retainer. Both unvested and deferred shares and shares of Company common stock owned outright are counted toward achievement of the guidelines.

2026 PROXY STATEMENT |	23

COMPENSATION OF DIRECTORS

2025 DIRECTOR COMPENSATION

The following table details the compensation of our non-employee directors for 2025:

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	TOTAL ($)

Arthur F. Anton	$125,000	—	$125,000

Marjorie L. Bowen(3)	$33,333	—	$33,333

Patrick J. Byrne	$200,000	—	$200,000

Matthew J. Espe	$125,000	—	$125,000

Mark Gross	$125,000	—	$125,000

Maura A. Markus	$100,000	$212,784	$312,784

David H. Naemura	$100,000	—	$100,000

Dr. Colin J. Parris	$100,000	$212,784	$312,784

Emanuel R. Pearlman(3)	$33,333	—	$33,333

(1)	Reports the amount of cash compensation, including Board retainer amounts and committee chair fees, earned or paid in 2025, as described above.

(2)

Represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 for RSUs granted to our non-employee directors in 2025. Ms. Markus and Dr. Parris each received 4,800 RSUs having an aggregate value approximating $200,000, with a grant date fair value per share based on the closing price per share of Company common stock on the New York Stock Exchange on that date of $44.33.

(3)	Each of Ms. Bowen and Mr. Pearlman left the Board in April 2025, and accordingly, each received a pro-rated annual cash retainer ending with their last date of service.

24	| 2026 PROXY STATEMENT

EXECUTIVE OFFICERS OF THE COMPANY

The table below sets forth the names, ages, and titles of our executive officers, as of the date of this Proxy Statement. There are no family relationships, either by blood, marriage or adoption, between any of the executive officers, directors, or director nominees of the Company.

NAME	AGE	TITLE

Octavio Marquez	58	President and Chief Executive Officer, Director

Thomas Timko	57	Executive Vice President, Chief Financial Officer

Jonathan Myers	52	Executive Vice President, Chief Revenue Officer

Frank Baur	51	Executive Vice President, Chief Operating Officer

Elizabeth Radigan	45	Executive Vice President, Chief Administrative Officer and Corporate Secretary

Andrew Zosel	52	Executive Vice President, Chief Product and Technology Officer

OCTAVIO MARQUEZ

Biographical information for Mr. Marquez can be found in his director biography on page 8 of this Proxy Statement.

THOMAS TIMKO

Mr. Timko became our Executive Vice President, Chief Financial Officer in May 2024. In this position, he is responsible for optimizing the organization’s global financial systems and driving the alignment of the Company’s strategy with its financial performance to build value for all stakeholders. Mr. Timko oversees the Company’s corporate finance, treasury, strategy, financial planning and analysis, tax accounting, investor relations, risk management, and shared services. Prior to joining the Company, Mr. Timko served as Vice President, Chief Accounting Officer and Controller of General Electric (“GE”), a multinational conglomerate, from September 2018 until April 2024. In that position, he led a large, global organization and served as a key strategic advisor to GE’s executive management team, supporting the successful transformation of the company into three stand-alone, fit-for-purpose companies. From March 2013 to September 2018, Mr. Timko served as the Vice President, Chief Accounting Officer and Controller of General Motors (“GM”). In that role, he partnered with GM’s chief executive officer to implement a Global Strategic Risk Management Program, led the company’s Global Business Solutions function (which included over 2,500 service team members), and managed the disposition of GM’s $19 billion European business. Prior to his work with GM, Mr. Timko served in a variety of leadership positions, including Vice President and Chief Accounting Officer at Applied Materials where he oversaw financial planning and analysis and managed the financial due diligence for acquisitions, and Chief Accounting Officer and Controller at Delphi Corporation where he supported its emergence from bankruptcy. Mr. Timko holds a Bachelor of Science degree in accounting from Fairleigh Dickinson University and is a Certified Public Accountant.

JONATHAN MYERS

Mr. Myers currently serves as the Company’s Executive Vice President, Chief Revenue Officer, a role he assumed in January 2026. In this role, he leads the Company’s global Banking and Retail sales teams to deliver integrated, customer-focused solutions that fuel long-term growth and profitability. His focus is to drive revenue acceleration, improve functional alignment to optimize resources, and further refine work processes to strengthen market execution across both business segments. Prior to this role, Mr. Myers joined the Company in August 2022 as our Executive Vice President, Global Banking. In that position he was responsible for leading the Company’s global Banking teams which included sales, banking services, and financial solutions distribution. From 2011 to August 2022, Mr. Myers served in various roles with Elavon, Inc. (“Elavon”), a wholly owned subsidiary of U.S. Bank, including as Chief Revenue Officer and President of North America from 2019 until his departure. As such, Mr. Myers was responsible for the company’s growth strategy, business development, and all revenue-related activities. He also led implementation and customer success teams, including solution engineering, presales, and sales support. Before joining Elavon, Mr. Myers held various leadership roles in the payments industry, including general manager of the automotive division at Experian. Over his career, he has gained more than 20 years of experience leading high performance sales, marketing, and business teams to successfully execute plans that drive best-in-class customer advocacy. Mr. Myers earned his degree in Marketing and Business Management from Damelin Business School in South Africa.

2026 PROXY STATEMENT |	25

EXECUTIVE OFFICERS OF THE COMPANY

FRANK BAUR

Since January 2026, Mr. Baur has served as the Company’s Executive Vice President, Chief Operating Officer. In this role, he leads the Company’s global functions across Safety, Lean, Quality, Supply Chain (Procurement, Manufacturing, Logistics), and Service. Mr. Baur joined the Company in December 2024 as our Executive Vice President, Operational Excellence. In that role, he architected the Company’s Lean-based Operating System, powering scalable growth, operational excellence, and sustainable margin expansion. Prior to joining the Company, Mr. Baur spent three years at GE Vernova, serving as Senior Executive Director and Chief Operating Officer, Onshore Wind from December 2022 to December 2023 and as Senior Executive Director and Chief Operating Officer, Onshore Wind International from September 2021 to November 2022. In these roles, he was responsible for operational strategy and execution and the company’s global manufacturing footprint. He improved cost productivity, on-time delivery, inventory reduction, and product quality by driving Lean principles throughout operations. From September 2018 to June 2021, Mr. Baur served as the Vice President, EMEA Supply Chain for Parker Hannifin Corporation where he was responsible for end-to-end supply chain and procurement management. Prior to that, he spent nearly 15 years at the Bosch group, a leading global supplier of technology and services, where he held various supply chain leadership roles of increasing scope and responsibility. Mr. Baur received his degree in Business Administration from the University of Cooperative Education in Germany.

ELIZABETH RADIGAN

Ms. Radigan currently serves as the Company’s Executive Vice President, Chief Administrative Officer and Corporate Secretary, a position she has held since December 2025. In this role, she leads the Company’s global legal, compliance, human resources, internal audit, enterprise risk management, real estate and facilities, information security, and internal communications. From August 2023 to December 2025, Ms. Radigan served as our Executive Vice President, Chief Legal Officer and Corporate Secretary. In that position, she led a global team of attorneys, compliance professionals, internal audit, and cybersecurity experts to strengthen the Company’s risk, compliance, and resiliency frameworks, proactively identifying emerging risks and ensuring robust mitigation strategies and effective corporate governance. From November 2022 to August 2023, she served as our Executive Vice President, Chief People Officer, leading the Company’s global employee-focused initiatives. She joined the Company in November 2014 as Senior Vice President, Chief Ethics and Compliance Officer, and Assistant Corporate Secretary where she led the Company’s global ethics and compliance program and oversaw various legal aspects of corporate governance, entity management, mergers and acquisitions, and other matters. Before joining the Company, Ms. Radigan was an attorney at global law firm, Jones Day, where she represented public companies in connection with U.S. Department of Justice, SEC, and internal investigations and advised them on global risk and compliance issues and other legal and regulatory matters. She earned her law degree from the American University Washington College of Law and her bachelor’s degree in history from The Ohio State University.

ANDREW ZOSEL

Mr. Zosel currently serves as the Company’s Executive Vice President and Chief Product and Technology Officer, a position he has held since March 2026. In this role, Mr. Zosel leads the Company’s unified Product & Technology organization to bring together product management, engineering, research and development, and software and hardware innovation across banking and retail to drive speed, consistency, and long-term growth. From May 2023 to February 2026, he served as the Senior Vice President/General Manager, Intelligent Automation for Zebra Technologies, a designer of hardware, software, and automation solutions and services for various industries. Prior to that, he held multiple senior leadership positions at Omron Automation, a manufacturer of automation components, equipment, and systems, including serving as President and CEO, Omron Delta Tau from April 2022 to May 2023; Vice President, Product Development and Manufacturing from April 2021 to May 2023; and President and CEO, Omron Microscan from June 2019 to May 2023. Mr. Zosel holds a BSME in Mechanical Engineering from the University of Washington and an MBA from the University of Phoenix, Seattle.

26	| 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

PEOPLE AND COMPENSATION COMMITTEE REPORT

The People and Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” below. Based on its review and discussions, the Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025.

The foregoing report was submitted by the People and Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

The People and Compensation Committee:

Matthew J. Espe, Chair

Patrick J. Byrne

Maura A. Markus

David H. Naemura

INTRODUCTION

Our People and Compensation Committee, or the “Committee,” has oversight responsibility for the development and administration of our executive compensation policies and programs. This Compensation Discussion and Analysis, or “CD&A,” provides an overview of the Committee’s compensation philosophy and practices and describes the material components of and decisions regarding our executive pay program for 2025. This CD&A focuses on the following individuals who have been identified as our named executive officers, or “NEOs,” for 2025.

NAMED EXECUTIVE OFFICER	CURRENT TITLE

Octavio Marquez	President and Chief Executive Officer

Thomas Timko	Executive Vice President, Chief Financial Officer

Jonathan Myers(1)	Executive Vice President, Chief Revenue Officer

Frank Baur(2)	Executive Vice President, Chief Operating Officer

Ilhami Cantadurucu	Executive Vice President, Global Retail

Kathleen Creech(3)	Former Executive Vice President, Chief People Officer

(1)

For the entire 2025 fiscal year, Mr. Myers served in the role of Executive Vice President, Global Banking. Mr. Myers was promoted to the role of Executive Vice President, Chief Revenue Officer effective January 1, 2026.

(2)

For the entire 2025 fiscal year, Mr. Baur served in the role of Executive Vice President, Operational Excellence. Mr. Baur was promoted to the role of Executive Vice President, Chief Operating Officer effective January 1, 2026.

(3)	Ms. Creech served as Executive Vice President, Chief People Officer of the Company until her departure from the Company on December 4, 2025.

2026 PROXY STATEMENT |	27

COMPENSATION DISCUSSION AND ANALYSIS

OUR COMPENSATION PHILOSOPHY

OUR APPROACH TO EXECUTIVE COMPENSATION

The Committee’s approach to executive compensation is grounded in a clear principle: pay should reinforce the behaviors that create long-term stockholder value, not simply reward incumbency or scale. To that end, the program is designed to deliver market-competitive compensation when performance warrants it, with the substantial majority of each executive’s total compensation opportunity tied directly to the achievement of overall business goals and aligned with the interests of shareholders.

The Committee evaluates the program against five objectives: (i) attracting and retaining the executive talent needed to execute our Company strategy; (ii) driving sustained Company performance through meaningful pay differentiation; (iii) aligning executive interests with those of stockholders through significant long-term equity exposure; (iv) ensuring internal equity and consistency across roles and levels; and (v) maintaining a philosophy that is transparent and clearly communicable, both internally and to external stakeholders.

HOW WE BENCHMARK PAY

The Committee aims to position total direct compensation for executives within a competitive range around the market median based on the Company’s selected peer group and certain survey data for companies in the financial technology and payment processing sector — companies that compete with us for products, distribution channels, and executive talent. The Committee retains flexibility to position individual roles above or below the market median based on a variety of factors including tenure, scope, internal equity, job complexity, criticality of role, and individual performance. The Committee analyzes data from its peer group of companies for select executive roles, and reviews the peer group annually to ensure it remains appropriately sized and operationally relevant relative to the Company.

PAY MIX

Consistent with the principle that pay should reflect performance, the program is heavily weighted toward variable and at-risk compensation. Base salary provides a stable foundation, with the majority of each executive’s target compensation delivered through the annual incentive plan and long-term incentive awards. Long-term awards are split equally between time-vested RSUs, which reinforce retention and align executives with stockholders through direct ownership, and performance cash awards, which tie multi-year payouts to cumulative financial results. The Committee selected cash-settled long-term performance awards for 2025 to balance equity dilution management with strong pay-for-performance alignment, and will continue to evaluate the appropriate form of delivery as the Company’s capital structure evolves.

2025 Target Total Direct Compensation Mix

Based on target annual and long-term incentive opportunities

CEO

Octavio Marquez | Target TDC: $8,202,500

89.6%
At-Risk Pay

Long-Term Incentives	**75.1%**
Annual Incentives (Target)	**14.5%**
Base Salary	**10.4%**

Other NEO Average[1]

Average of 4 NEOs | Avg. Target TDC: $2,540,225

76.4%
At-Risk Pay

Long-Term Incentives	**51.4%**
Annual Incentives (Target)	**25.0%**
Base Salary	**23.6%**

[1] Reflects the average total direct compensation of Messrs. Timko, Myers, Baur, and Cantadurucu. Ms. Creech is excluded as she departed the Company during 2025. Non-USD compensation for Mr. Baur (CHF) and Mr. Cantadurucu (GBP) converted to USD using 2025 average exchange rates (CHF 1:1.2070; GBP 1:1.3190). LTI delivered 50% as performance cash awards and 50% as RSUs.

28	| 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

STRATEGIC ALIGNMENT WITH 2025 PERFORMANCE

Our compensation program is designed to reward the specific behaviors that drive long-term stockholder value. In 2025, management delivered results across all four strategic priorities established at our February 2025 Investor Day. The table below explains how each element of the program was structured to incentivize exactly those outcomes.

STRATEGIC OBJECTIVE	INVESTOR DAY COMMITMENT	2025 RESULT	WHY THIS FOCUS PROTECTS STOCKHOLDER VALUE	HOW IT IS REFLECTED IN COMPENSATION

Profitable Revenue Growth	Mid-single digit annual revenue growth by 2027	Revenue of $3.81B (+1.5% YoY)	Revenue is included as a metric but does not drive payout unless performance clears defined thresholds. This prevents management from being rewarded for growth at any cost and keeps incentives tied to revenue that supports durable value creation, not just topline volume.

Annual Incentive Plan (“AIP”): Constant Currency Revenue weighted at 20% of AIP target.

Long-Term Incentive (“LTI”): Performance Cash (50% of LTI) tied to Revenue (25% weight) over a multi-year performance period.

Profitability Expansion	Adjusted EBITDA improvement with margin trajectory	Adjusted EBITDA ~$485M (record Q4; expanded full- year)	Profitability is the program’s most significant overall metric — equal to Free Cash Flow in annual incentive weightings (40% each), and the dominant driver of long-term incentive payouts (75% weight in performance cash awards). This sustained focus on earnings power disciplines management against short- term volume-chasing and supports enterprise value creation over time. This focuses management on margin discipline and earnings power, which increases enterprise value, improves leverage metrics, and supports stockholder returns over time.	Annual Incentive Plan: Non-GAAP Operating Profit weighted at 40% of AIP target. LTI Performance Cash (50% of LTI) tied to Cumulative Adjusted EBITDA (75% weight) over a multi-year performance period.

Cash Generation & Conversion	Free Cash Flow improvement and conversion	Record Free Cash Flow of $239M ($301M net cash provided by operating activities)	Free Cash Flow carries equal annual incentive weighting to profitability (40% each), reflecting the Committee’s view that cash conversion discipline is as central to stockholder value as earnings growth. Cash pays down debt, funds buybacks, and provides strategic flexibility. Tying pay to cash aligns management behavior with the stockholder priority of value realization — not just accounting results.	Annual Incentive Plan: Levered Free Cash Flow weighted at 40% of AIP target.

Disciplined Capital Allocation & Balance Sheet Strength	Disciplined capital allocation, balance sheet strength, and capital return	• $416M cash at year end • ~$128M of share repurchases (~2.3M shares) • Credit upgrades (S&P to B+, Moody’s to B1) • No 2025 revolver borrowings	When management is incentivized to protect liquidity, avoid over-leveraging for short-term results, and return capital only when economically rational, investors benefit through reduced downside risk and improved valuation support.	LTI: 50% of LTI delivered as cash-settled performance awards (rather than performance share units) to reduce equity dilution and reinforce balance sheet discipline. The Committee retains discretion to reflect capital allocation outcomes where appropriate.

2026 PROXY STATEMENT |	29

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION BEST PRACTICES

Our program reflects the following practices intended to align pay with performance and support strong governance:

PAY DESIGN	GOVERNANCE PROTECTIONS	ACCOUNTABILITY & OVERSIGHT

✓  Pay-for-performance orientation through annual incentives and long- term incentive awards.

✓  Balanced incentive design with multiple financial measures, threshold / target / maximum performance ranges, and payout caps.

✓  No tax gross-ups for change in control excise taxes.

✓  No “single trigger” vesting for any cash payments or equity vesting upon a change in control.

✓  No repricing or cash buyouts of underwater stock options without stockholder approval.

✓  No hedging or pledging of Company securities.

✓  Clawback policy designed to comply with applicable SEC and listing exchange requirements.

✓  Stock ownership expectations for senior executives.

✓  Independent compensation consultant engaged by and reporting to the Committee.

CONSIDERATION OF “SAY-ON-PAY”

At our 2025 Annual Meeting of Stockholders, our “Say-on-Pay” proposal received approximately 98.81% support from stockholders. The Committee believes this demonstrates a high level of stockholder support for the compensation philosophy of the Committee and the compensation programs it designs. Notwithstanding the high levels of support for compensation programs over the last several years, the Committee continually reviews all elements of the compensation program for the NEOs to ensure the design continues to support the Company’s short-term and long-term financial, operational, and strategic objectives.

ENGAGEMENT WITH STOCKHOLDERS

From and after our emergence from restructuring in August 2023, we have been in regular contact with a significant number of our stockholders, providing opportunities to discuss with both management and members of the Board our post-emergence performance, governance, strategy, and compensation.

DEFINITIONS OF KEY COMPENSATION TERMS

For this CD&A, the following terms have the following meanings:

•

Non-GAAP Operating Profit (“Non-GAAP OP”) means GAAP consolidated Operating Profit (Loss), adjusted for certain items within Cost of Sales and Operating Expenses that are reflected as adjustments in the Company’s financial results disclosed publicly. The adjustments include non-routine income and expense items, including, but not limited to, restructuring and other savings initiative expenses.

•	Constant Currency Revenue means revenue in accordance with GAAP, but calculated on a constant currency basis.

•	Levered Free Cash Flow (“LFCF”) means GAAP net cash provided (used) by operating activities, less capital expenditures and capitalized software development.

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COMPENSATION DISCUSSION AND ANALYSIS

2025 COMPENSATION ELEMENTS

TIER	ELEMENT & PURPOSE	KEY CHARACTERISTICS
FIXED	Base Salary Compensate fairly and competitively for the responsibility and scope of each role.	• Mr. Marquez received no base salary increase for 2025. • Other NEOs received increases of 3.20%–4.02% for 2025. • Reviewed annually against competitive market data and internal equity.
Health / Welfare & Retirement Benefits Promote employee health, productivity, and long-term financial security.

•

North America executives participate in the same medical, dental, and life insurance programs as all associates.

•

U.S. executives participate in the 401(k) plan on the same terms as all U.S.-based associates.

•

Mr. Baur participates in the Swiss Pension Plan; Mr. Cantadurucu participates in the Defined Contribution Pension Plan.

Limited Perquisites Provide limited business-related benefits where appropriate.

•

Financial planning assistance and annual physicals for all executives.

•

Supplemental disability and life insurance for North America-based executives.

•

Contractual fringe benefits for Messrs. Baur and Cantadurucu per their respective service agreements.

Change In Control & Severance Protection Support management continuity in the event of an actual or threatened change in control; provide reasonable support following an involuntary termination.

•

Double-trigger CIC requirement — benefits are payable only upon a qualifying termination following a change in control.

•

No excise tax gross-ups.

•

Severance Plan covers involuntary termination without cause or resignation for good reason outside of a CIC context.

ANNUAL VARIABLE	Annual Incentive Plan Motivate and reward achievement of annual financial objectives; attract and retain key talent.

•

Three metrics for 2025: Constant Currency Revenue (20%), Non- GAAP Operating Profit (40%), Levered Free Cash Flow (40%).

•

Payout range: 0%–200% of target opportunity.

•

2025 weighted payout: 106.09% of target.

LONG-TERM VARIABLE	Performance Cash Awards (50% of LTI) Drive sustained long-term profitability; align multi-year pay outcomes with shareholder value creation.

•

Three-year performance period: January 1, 2025 – December 31, 2027.

•

Metrics: Cumulative Adjusted EBITDA (75% weight) and Cumulative Revenue (25% weight).

•

Payout range: 0%–200% of target award.

•

Cash-settled in 2025 to manage equity dilution; the Committee will continue to evaluate the appropriate form of delivery as the Company’s capital structure evolves.

Restricted Stock Units (50% of LTI) Promote retention; align executive interests with those of shareholders through direct equity ownership.

•

Three-year ratable vesting in equal annual installments.

•

Grants made on March 1 of each year (fixed grant date, beginning 2025).

•

Counted toward stock ownership guidelines (5x salary for CEO; 3x for other NEOs).

•

Subject to the Company’s Clawback Policy and equity plan provisions.

2026 PROXY STATEMENT |	31

COMPENSATION DISCUSSION AND ANALYSIS

BASE SALARIES

Base salary is intended to compensate our NEOs fairly and competitively for the responsibility and scope of their respective positions. The Committee reviews their salaries on an annual basis and considers a combination of competitive market data, individual and Company performance, internal equity considerations, promotions, and each NEO’s specific responsibilities when determining whether a salary adjustment is warranted and the amount of the adjustment.

For 2025, the Committee approved the following base salaries for each of the NEOs:

NAME	2024 BASE SALARY	2025 BASE SALARY	% INCREASE
Octavio Marquez	$850,000	$850,000	0.0%(5)
Thomas Timko(1)	$685,000	$707,000	3.21%
Jonathan Myers	$550,000	$568,000	3.27%
Frank Baur(2)	CHF 490,010	CHF 509,708	4.02%
Ilhami Cantadurucu(3)	£375,000	£387,000	3.20%
Kathleen Creech(4)	$467,480	$483,000	3.32%

(1)	Mr. Timko joined the Company on May 17, 2024. His 2024 annualized base salary was $685,000; the 2024 SCT reflects $397,827 paid from date of hire through December 31, 2024.

(2)	Mr. Baur’s salary is denominated in Swiss Francs (CHF). His 2025 USD equivalent was approximately $615,218 based on average CHF:USD exchange rate of 1:1.2070.

(3)	Mr. Cantadurucu’s salary is denominated in British Pounds Sterling (GBP). His 2025 USD equivalent was approximately $510,453 based on average GBP:USD exchange rate of 1:1.3190.

(4)	Ms. Creech joined the Company on September 4, 2024. Her 2024 annualized base salary was $467,480.

(5)	Mr. Marquez declined to receive a salary increase for 2025.

ANNUAL INCENTIVE PLAN

All NEOs are eligible to participate in our annual incentive plan, a short-term variable compensation program. Under the plan, our NEOs are eligible to receive cash awards based upon the Company’s achievement of certain annual performance objectives which are measured against threshold, target, and maximum goals established by the Committee. These awards are granted on a sliding scale basis, with a fractional award granted for Company performance at or above the threshold goal, a full award granted for the Company’s achievement of target performance, and a premium award granted for Company performance above target and up to the maximum goal. Successful achievement against these metrics funds the annual incentive plan pool for the entire Company (including for non-NEOs) from which individual bonuses are paid. Awards granted to our NEOs under our annual incentive plan are subject to our Clawback Policy, as discussed in the “Other Compensation Policies” section below.

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COMPENSATION DISCUSSION AND ANALYSIS

2025 Plan Design and Outcomes

The table below shows, for each performance metric, the Committee’s rationale, the performance objectives established at the start of the year, results as certified by the Committee, and each NEO’s resulting payout:

PERFORMANCE METRIC	WEIGHT	PERFORMANCE REQUIRED			ACTUAL RESULT	PAYOUT % AT ACHIEVEMENT	WEIGHTED PAYOUT %

		Threshold	Target	Maximum
Constant Currency Revenue Incentivizes top-line growth; no payout below prior-year actuals	20%	$3.817B	$3.875B	$4.030B	$3.806B	0%	0%
Non-GAAP Operating Profit Barometer for profitability and liquidity; balances revenue-at-all-costs	40%	$305M	$339M	$407M	$336.4M	96.18%	38.47%
Levered Free Cash Flow(1) Incentivizes cash conversion; primary driver of annual incentive payout	40%	$189M	$210M	$252M	$239.0M	169.05%	67.62%

Total	100%						106.09%

Actual result shading: ∎ Below threshold  ∎  Below target  ∎ Above target

(1)

The Company previously used Unlevered Free Cash Flow as a performance metric to isolate operational performance from the impact of cash interest during the post-restructuring period. Following the debt refinancing in Q4 2024, the Company transitioned to LFCF for 2025, as it includes interest expense and is consistent with the measure reported in the Company’s public financial disclosures.

Compensation Opportunities

For 2025, the Committee did not make any year-over-year changes to the target annual incentive opportunities (as a percentage of base salary) for any NEO, except for Mr. Marquez. At its October 2024 meeting, the Committee reviewed a comprehensive benchmarking assessment prepared by Semler Brossy and determined that Mr. Marquez’s 120% target annual incentive opportunity had positioned his total direct compensation approximately 19% below the peer median. The Committee concluded that this positioning, which reflected conservative calibration at the time of his 2022 hire, was no longer consistent with the Company’s philosophy of targeting compensation at approximately the 50th percentile. Accordingly, prior to the start of 2025 and before any performance objectives were established, the Committee approved an increase in Mr. Marquez’s target annual incentive opportunity to 140% of base salary to begin moving Mr. Marquez’s compensation closer to the peer median.

2026 PROXY STATEMENT |	33

COMPENSATION DISCUSSION AND ANALYSIS

The compensation opportunities approved by the Committee for all NEOs under the 2025 annual incentive plan are set forth in the table below.

NAME	TARGET (% OF SALARY)	THRESHOLD	TARGET	MAXIMUM	EARNED INCENTIVE ($)	EARNED AS % OF TARGET
Octavio Marquez	140%	$595,000	$1,190,000	$2,380,000	$1,262,471	106.1%
Thomas Timko	120%	$424,200	$848,400	$1,696,800	$900,068	106.1%
Jonathan Myers	100%	$284,000	$568,000	$1,136,000	$602,591	106.1%
Frank Baur(1)	100%	$307,609	$615,218	$1,230,436	$652,684	106.1%
Ilhami Cantadurucu(2)	100%	$255,227	$510,453	$1,020,906	$541,539	106.1%
Kathleen Creech	100%	$241,500	$483,000	$966,000	$—(3)	N/A

(1)

Mr. Baur’s target and earned incentive is shown in USD. The target was originally denominated as CHF 509,708, but for purposes of this table has been converted at the average 2025 CHF:USD exchange rate of 1:1.2070.

(2)

Mr. Cantadurucu’s target and earned incentive is shown in USD. The target was originally denominated as £387,000, but for purposes of this table has been converted at the average 2025 GBP:USD exchange rate of 1:1.3190.

(3)	Ms. Creech departed the Company on December 4, 2025 and did not receive a payment under the annual incentive plan.

2025 LONG-TERM INCENTIVES

The Committee granted long-term incentives to the NEOs in 2025 through two vehicles: performance cash awards and RSU awards.

2025 Compensation Opportunities

During the first quarter of each fiscal year, the Committee approves an aggregate target long-term incentive opportunity (generally based on a specified percentage of base salary) for each NEO. To determine the aggregate long-term incentive target opportunity levels for our NEOs, the Committee considers competitive market data, potential future contributions to our business, internal equity, and management’s recommendations. The following table summarizes the aggregate target long-term incentive opportunities set for each of the NEOs for 2025.

NAME	PERFORMANCE CASH AWARDS (50% OF LTI)	RESTRICTED STOCK UNITS (50% OF LTI)	TOTAL LTI TARGET	LTI TARGET AS % OF BASE SALARY
Octavio Marquez	$3,081,250	$3,081,250	$6,162,500	725%
Thomas Timko	$1,060,500	$1,060,500	$2,121,000	300%
Jonathan Myers	$582,200	$582,200	$1,164,400	205%
Frank Baur(1)	$461,413	$461,413	$922,826	150%
Ilhami Cantadurucu(2)	$382,840	$382,840	$765,680	150%
Kathleen Creech	$362,250	$362,250	$724,500	150%

(1)	Mr. Baur’s LTI opportunity is denominated in CHF (CHF 764,562 total; CHF 382,281 per component). The USD equivalent is shown based on the 2025 average CHF:USD exchange rate of 1:1.2070.

(2)	Mr. Cantadurucu’s LTI opportunity is denominated in GBP (£580,000 total; £290,000 per component). The USD equivalent is shown based on the 2025 average GBP:USD exchange rate of 1:1.3190.

Consistent with the Committee’s typical cadence for making compensation decisions, long-term incentives were granted to the NEOs in March 2025 as described in the table above, subject to three-year ratable vesting. We believe this distribution promotes strong alignment between our NEOs’ pay outcomes, our stockholders’ experience as holders of our shares of common stock, and the achievement of specific long-term outcomes for the Company.

Grant of 2025-2027 Performance Cash Awards (50% of 2025 Long-Term Incentive Grant)

In March 2025, the Committee granted performance cash awards to the NEOs covering a three-year performance period beginning on January 1, 2025 and concluding on December 31, 2027. Performance against these objectives can result in an NEO earning more

34	| 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

(or less) cash than the target cash award granted to the NEO. The Committee believed it was prudent to grant performance cash awards in lieu of stock-based performance share units in order to reduce the Company’s overall equity-based burn rate in 2025, particularly given that other long-term incentive awards (such as the grants made in connection with the Company’s emergence from restructuring) were made in equity-based vehicles.

The Committee established two performance objectives, Cumulative Adjusted EBITDA (comprising 75% of the award) and Cumulative Revenue (comprising 25% of the award), with performance to be measured over the entire three-year period.

Grant of 2025 RSU Awards (50% of 2025 Long-Term Incentive Grant)

RSUs provide NEOs with a direct incentive for building stockholder value and remaining with the Company over the long-term, while helping the NEOs establish and maintain robust share ownership positions. These awards are subject to our other compensation policies generally, such as our Clawback Policy, as discussed in “Other Compensation Policies” below.

To determine the number of RSUs granted to our NEOs each year, the Committee considers competitive market data, individual performance, potential future contributions to our business, internal equity, and management’s recommendations (for roles other than their own). An NEO generally only receives the full amount of these RSUs if he or she remains employed with the Company until all vesting periods for the RSUs have completed. The Committee determined that 2025 RSU grants would vest in three equal, annual installments on the anniversary of the grant.

LONG-TERM INCENTIVE PROGRAMS EARNED OR VESTED IN 2025

Payment of 2023 Deferred Cash Awards

In March 2023, the NEOs were granted deferred cash awards. The deferred cash awards were designed to mirror the retentive and compensatory aspects of RSUs, but pay out in cash. The grants were provided as cash-based awards, rather than stock-based awards, given the Company’s stock price at the time of grant and the significant impact the awards would have on the availability of shares under the Company’s then-current equity incentive plan. The 2023 deferred cash awards vest in three equal installments on each anniversary of the grant date, March 28, 2023. During 2025, the following amounts vested under these awards:

NAME(1)	2025 VESTING AMOUNT

Octavio Marquez	$666,672

Jonathan Myers	$128,333

Ilhami Cantadurucu	$ 76,366

(1)	Messrs. Timko and Baur and Ms. Creech were not employees of the Company in 2023 and did not participate in these deferred cash awards.

2023-2025 Performance Cash Awards

In March 2023, the NEOs were granted performance cash awards covering a three-year performance period beginning on January 1, 2023 and concluding on December 31, 2025 (the “2023-2025 Period”). Given industry volatility and headwinds facing the Company at the beginning of 2023, the award was structured so that performance metrics and objectives for the awards would be established early in the year for each fiscal year in the 2023-2025 Period. Achievement against the performance objectives for the year would be measured at the end of the year, and earned amounts for that year would be “banked”, but not payable until after the completion of the 2023-2025 Period. During each year of the 2023-2025 Period, the Committee established performance metrics and objectives that mirrored the performance metrics and objectives established for the annual incentive plan for that year. The performance metrics and objects for the 2025 annual incentive plan are disclosed above; performance metrics and objectives for each of the 2023 and 2024 annual incentive plans can be found in the Company’s 2024 and 2025 proxy statements, respectively, on file with the Securities and Exchange Commission. Because the NEO was required to remain an employee of the Company throughout the entire 2023-2025 Period to receive any earned part of the award, earned amounts were not reportable in the respective summary compensation tables contained in the Company’s proxy statements for the 2024 and 2025 annual meetings of stockholders. The following table presents the earnings of each participating executive across the 2023-2025 Period for these

2026 PROXY STATEMENT |	35

COMPENSATION DISCUSSION AND ANALYSIS

performance cash awards, the totals of which are included in the “Non-Equity Incentive Plan” column in the 2025 Summary Compensation Table included in this Proxy Statement.

NAME(1)	ANNUAL TARGET	YEAR 1 (2023)		YEAR 2 (2024)		YEAR 3 (2025)		3-YEAR TOTAL
		% of Target	Earned ($)	% of Target	Earned ($)	% of Target	Earned ($)

Octavio Marquez	$1,000,000	74.80%(2)	$748,000		$1,002,200		$1,060,923	$2,811,123

Jonathan Myers	$192,500	82.80%	$159,390	100.22%	$192,924	106.09%	$204,224	$556,538

Ilhami Cantadurucu	$114,550	82.80%	$94,847		$114,802		$121,526	$331,175
3-Year Payout Average								CEO: 93.70% VP+: 96.37%

Payout % shading: ∎ above target (100%+) ∎ below target (threshold to 99%)

(1)	Messrs. Timko and Baur and Ms. Creech were not employees of the Company in 2023 and did not participate in these performance cash awards.

(2)	Year 1 (2023) CEO achievement of 74.80% reflects more aggressive revenue targets set for the CEO relative to VP+ participants in 2023.

EMERGENCE GRANTS

In recognition of the significant efforts of the NEOs in leading the Company through, and successfully emerging from, restructuring and to further motivate each NEO over the coming years through an incentive program aligned with the Company’s pay-for-performance philosophy, on January 19, 2024, the Committee approved emergence grants in the form of performance vested options and RSUs. Mr. Timko’s emergence grants were awarded on his date of hire, May 17, 2024. The grants were heavily weighted towards performance-vested options (83% of the grant) to incentivize acceleration of the Company’s return to profitable growth following its restructuring.

NAME	RSUs GRANTED	RSU GRANT DATE FMV	PERFORMANCE OPTIONS GRANTED	OPTION GRANT DATE FMV	AGGREGATE GRANT DATE FMV

Octavio Marquez	50,088	$1,547,719	250,443	$2,734,838	$4,282,557

Thomas Timko(1)	18,783	$836,595	93,916	$1,871,746	$2,708,341

Jonathan Myers	12,522	$386,930	62,610	$683,701	$1,070,631

Frank Baur	8,139	$251,495	40,696	$444,400	$695,895

Ilhami Cantadurucu	8,139	$251,495	40,696	$444,400	$695,895

Kathleen Creech(2)	—	—	—	—	—

(1)

Mr. Timko’s grants were awarded on his hire date of May 17, 2024 at a grant price of $44.54 per share; all other grants awarded January 19, 2024 at $30.90 per share. RSU grant date fair market value is calculated as units multiplied by the grant date closing price.

(2)	Ms. Creech’s grants were forfeited in connection with her Separation Agreement and Release dated December 4, 2025. Grant date fair values are as reported in the Company’s 2024 Proxy Statement.

The RSUs vest in equal annual installments over a four-year period, whereas the options vest in full after four years with respect to those price hurdles that have been achieved over an average twenty-trading day period prior to vesting. The Committee believes that the four-year durations of the emergence grants further support a focus on longer-term decision making and emphasize the importance of sustainable growth and efficiency following the Company’s emergence from restructuring.

36	| 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Price hurdles were set at significant premiums to the grant date closing price of $30.90, as reflected in the table below.

TRANCHE	WEIGHTING (% OF OPTIONS)	PRICE HURDLE	PREMIUM TO GRANT PRICE ($30.90)	MINIMUM 4-YEAR PRICE CAGR

Tranche 1 (achieved in 2025)	40%	$65/share	+110%	20.4%

Tranche 2	30%	$85/share	+175%	28.8%

Tranche 3	30%	$95/share	+207%	32.4%

As shown in the following illustration, the minimum four-year stock price compound annual growth rate (“CAGR”) required for any of the performance stock options granted on January 19, 2024 to vest is 20.4%, and the majority of the award is “back-loaded” – requiring stock price growth CAGRs of 28.8% and 32.4%, respectively, to vest.

Performance-Vested Option Price Hurdles

Options vest in full at 4 years only if stock price achieves each hurdle over the 20-trading-day average prior to vesting | Grant price: $30.90 (January 19, 2024)

Stock Price
$95
$85
$65
Tranche 1 achieved
Dec 17 , 2025
Grant Price
$30.90
Tranche 3 (30% of options)
$95/share | 32.4% CAGR required | +207% premium to grant
Tranche 2 (30% of options)
$85/share | 28.8% CAGR required | +175% premium to grant
Tranche 1 (40% of options) [Achieved]
$65/share | 20.4% CAGR required | +110% premium to grant
Jan 2024
(Grant Date)
Jan 2025
Jan 2026
Jan 2027
Jan 2028
(Vesting Date)

The minimum 4-year price CAGR required to vest any portion of the award is 20.4%. 83% of each individual Emergence Grant was delivered in the form of these performance-vested options.

Because earned options do not vest until the expiration of the four-year vesting period, the Tranche 1 options earned in 2025 are not reported in the 2025 Summary Compensation Table contained in this Proxy Statement. These options are, however, reflected in the “Outstanding Equity Awards at Fiscal Year-End” table set forth herein.

BENEFITS AND PERQUISITES

We provide our North America-based executives with medical, dental, and life insurance under the same programs used to provide benefits to all North America-based associates within their applicable country of residence. Our executives may buy additional life insurance coverage at their own expense. The maximum life insurance coverage that may be purchased by an executive is $1 million. Our North America-based executives’ personal benefits are not tied to individual or Company performance and changes to these benefits reflect changes to the benefits of all North America-based associates within their country of residence. Mr. Baur receives certain limited fringe benefits pursuant to his Amended and Restated Employment Contract, which are not tied to individual or Company performance.

Deferred Compensation

Our executives, including the NEOs, may elect to defer receipt of compensation from the annual incentive plan and performance-based shares pursuant to our Deferred Incentive Compensation Plan No. 2 (as discussed below under the “Non-Qualified Deferred

2026 PROXY STATEMENT |	37

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Plans” section). However, as in 2024, the Company did not offer enrollment into the plan during 2025. The investment options for cash deferrals into the plan (cash bonuses and dividends on deferred performance shares) currently mirror the investment options available in our 401(k) plan. The deferred compensation plan does not provide participants with additional pay, but merely provides a tax deferred investment vehicle. Moreover, we do not guarantee any specific rate of return to participants and we do not contribute to the return that may be earned.

Retirement

We maintain qualified and non-qualified retirement programs for our U.S. executives. Our U.S. executives, including the NEOs, participate in our defined contribution 401(k) plan on the same terms as all U.S.-based associates.

Mr. Cantadurucu participates in the Diebold Nixdorf Defined Contribution Pension Plan pursuant to his service agreement. The Diebold Nixdorf Defined Contribution Pension Plan is a contribution-defined pension system and is based on a one-time payout or multiple payouts, governed by the rules outlined in the Diebold Nixdorf Defined Contribution Pension Plan. His service agreement in effect provides for certain annual contributions at a rate of 8% of his base salary and applicable bonus payments.

As an employee of our Swiss subsidiary, Diebold Self-Service Solutions Sàrl, Mr. Baur is eligible to participate in our Swiss Pension Plan. Swiss Life Collective BVG Foundation ensures the Swiss Pension Plan meets the mandated requirements for minimum pension benefits under Swiss law. The Swiss Pension Plan is a cash balance formula, with contributions made by both our Swiss subsidiary and Mr. Baur. His total pension savings account balance represents contributions and interest relating to Mr. Baur’s time with Diebold, as well as contributions and interest relating to his time with prior employers. The pension savings account grows each year with pay credits and interest.

Perquisites and Fringe Benefits

We provide our executives with limited perquisites. The Committee believes that these benefits are set at a reasonable level, are highly valued by recipients, have limited cost to the Company, are part of a competitive reward system, and help in attracting and retaining top management talent. The Committee periodically reviews our practices in this area and makes any necessary adjustments based on market trends and the cost to provide these benefits.

Perquisites received by all executives include reimbursement for financial planning services (the values of which vary by executive) and an annual physical exam, which helps protect in small measure the investment we make in these key individuals. Perquisites for North America-based executives also include the payment of annual premiums for supplemental executive disability and life insurance. Contractual fringe benefits paid to Mr. Cantadurucu under his service agreement included lease payments on a Company car. Fringe benefits paid to Mr. Baur included car expenses.

AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

Historically, to attract highly qualified candidates, the Company’s practice has been to provide written offer letters to chief executive officer candidates which provide for an “at will” employment arrangement but include certain binding obligations on both the Company and the Chief Executive Officer. On February 9, 2022, we provided a written offer letter to our new President and Chief Executive Officer, Octavio Marquez. We also have provided written offer letters, which provide for an “at will” employment arrangement but include certain binding obligations, to Mr. Timko and Mr. Myers. Mr. Baur and Mr. Cantadurucu have employment contracts pursuant to local law. These offer letters and employment agreements are discussed in more detail starting on page 45 of this Proxy Statement. Ms. Creech departed from her role as Executive Vice President, Chief People Officer of the Company as of December 4, 2025. In connection with the foregoing, Ms. Creech entered into a Separation Agreement and Release, dated as of December 4, 2025, with the Company. Her separation agreement is discussed in more detail under “Payments and Benefits in Connection with Ms. Creech’s Separation.”

SEVERANCE PLAN AND CHANGE IN CONTROL AGREEMENTS

We maintain a Senior Leadership Severance Plan and change in control agreements intended to support retention and management continuity and to provide clarity regarding potential benefits in specified separation events. The Committee believes these arrangements help ensure that executives can remain focused on the interests of stockholders when evaluating strategic alternatives.

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COMPENSATION DISCUSSION AND ANALYSIS

In general, these arrangements provide benefits only in defined circumstances and are designed with governance features intended to align with stockholder expectations (including double-trigger change in control requirements and no excise tax gross-ups). A detailed description of the material terms and estimated potential payments is provided under “Potential Payments Upon Termination or Change in Control” in this Proxy Statement.

COMPENSATION DECISION PROCESS

COMPENSATION GOVERNANCE AND DECISION PROCESS

The Committee oversees, reviews, and approves the Company’s executive compensation program. The Committee is formed solely of independent directors and has been chaired by Mr. Espe since October 2023.

The Committee regularly reports its activities and determinations to the full Board. With respect to the Chief Executive Officer’s compensation and annual performance evaluation, the Committee brings its recommendations to the full Board for discussion and approval. The Committee is supported by the Chief Administrative Officer; the Senior Vice President, People; other Company personnel; and an independent compensation consultant.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Committee retains independent compensation consultants to support its evaluation of the executive compensation program and market practices. The consultant reports directly to the Committee, and the Committee has sole authority to retain or terminate the consultant and approve the consultant’s fees and scope of work. The Committee annually assesses the consultant’s independence and potential conflicts of interest in accordance with NYSE listing rules and SEC requirements.

•

2025 Consultant. In 2025, the Committee continued its engagement of Semler Brossy Consulting Group (“Semler Brossy”). Following its independence review, the Committee determined that Semler Brossy was independent and that no conflicts of interest were raised by Semler Brossy’s work. Semler Brossy provided the Committee with updates on compensation design and market practices, supported comparative analyses of the Company’s executive compensation program, and assisted with the Committee’s annual compensation risk assessment (discussed in detail below).

•

2026 Consultant. For compensation design and decisions for fiscal year 2026 and forward, the Committee retained Meridian Compensation Partners (“Meridian”) to serve as its independent compensation consultant. Following its independence review, the Committee determined that Meridian is independent and that no conflicts of interest were raised by the work to be performed by Meridian. Meridian’s engagement includes support for (i) executive and director compensation program design and comparative analyses; (ii) committee agenda/materials support and market/practice updates (including proxy advisor and regulatory developments); and (iii) oversight of the compensation risk assessment process.

ROLE OF MANAGEMENT

The Chief Administrative Officer and Senior Vice President, People serve as management’s primary contacts with the Committee and attend Committee meetings. For executives other than the Chief Executive Officer, the Chief Executive Officer and Chief Administrative Officer present pay recommendations to the Committee based on market data and an assessment of individual performance. The Chief Executive Officer regularly attends Committee meetings, as do other Board members who are not members of the Committee. No member of our management team, including the Chief Executive Officer, has a role in making pay recommendations to the Committee for his or her own position. The Committee also meets regularly in executive session without management present.

ROLE OF PEER COMPANIES AND COMPETITIVE MARKET DATA

Annually, the Committee reviews public and private market compensation data provided by its consultant in developing our executive compensation program. As an additional input for evaluating the competitiveness of the Company’s executive compensation program and the executive compensation structure for individual executive roles, the Committee, with the support of its independent compensation consultant, periodically develops and approves a compensation peer group. The compensation peer group is adjusted periodically to account for changes or shifts in our business mix, revenues, and market capitalization. To aid in

2026 PROXY STATEMENT |	39

COMPENSATION DISCUSSION AND ANALYSIS

establishing its peer group for compensation design and decisions for fiscal year 2025, the Committee’s peer selection criteria was as follows:

Peer Selection Criteria The group is designed to be meaningful in the aggregate; individual companies need not satisfy all screening criteria.

Revenue: 0.33–3.0x Diebold (approx. $1.3B–$11.4B)	Market Cap: 0.25–4.0x Diebold (approx. $375M–$6.0B)

EBITDA: 0.33–3.0x Diebold (approx. $113M–$1.0B)	Enterprise Value: 0.25–4.0x Diebold (approx. $616M–$9.9B)

Industry Sectors: Financials, Information Technology, Industrials (GICS)	Qualitative Fit: Hardware manufacturing, retail hardware, and/or currency-focused operations; global enterprise focus

In August 2024, the Committee approved the following 17 peer companies to be used by the Committee’s independent consultant in preparing a pay study to assist with 2025 compensation decisions:

2025 COMPENSATION PEER GROUP 17 companies approved by the Compensation Committee in August 2024 • Median Revenue: $3.758B • Median Market Cap: $3.686B
Financials Transaction & Payment Processing • Financial Exchanges & Data	Information Technology Technology Hardware & Manufacturing • Software, Services & Distribution	Industrials Security & Alarm Services • Electrical Components & Equipment

– ACI Worldwide	– Benchmark Electronics Inc.	– The Brink’s Company

– Bread Financial Holdings	– Ciena Corporation	– Pitney-Bowes Inc.

– Euronet Worldwide, Inc.	– Infinera Corporation

– NCR Atleos	– Juniper Networks, Inc.

– NCR Voyix Corporation	– Logitech International SA

– Shift4Payments	– Sabre Corporation

– The Western Union Company	– Sanmina Corporation
– Scan Source

TIMING OF COMPENSATION DECISIONS

The Committee follows a typical annual cadence for compensation decisions:

40	| 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

DETERMINATION OF CHIEF EXECUTIVE OFFICER COMPENSATION

At the first Committee meeting of the year, the Committee meets in executive session without management present to review and evaluate the Chief Executive Officer’s performance, including input from the Board, and to determine the Chief Executive Officer’s achievement level for the prior fiscal year. The Committee also reviews competitive compensation data for peer companies. The Committee then presents its Chief Executive Officer pay recommendations to the independent members of the Board for consideration and approval. The independent Board members conduct their own evaluation of Chief Executive Officer performance, taking into consideration the Committee’s recommendation, and the resulting feedback is shared with the Chief Executive Officer.

COMPENSATION RISK ASSESSMENT

When designing executive compensation, the Committee seeks to balance fixed and variable pay, short- and long-term incentives, and the mix of performance measures to discourage actions that could create unnecessary or excessive risk. Program features and governance practices intended to mitigate compensation-related risk include incentive payout caps, the use of multiple performance measures with graduated payout curves, stock ownership guidelines, and our Clawback Policy.

Each year, the Committee evaluates whether any element of the Company’s compensation programs could encourage excessive or inappropriate risk-taking. In connection with this review for 2025, the Committee’s independent compensation consultant conducted a compensation risk assessment of the Company’s executive and broad-based compensation programs and reported its findings to the Committee. Based on this assessment and the Committee’s review, the Committee concluded that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

2026 PROXY STATEMENT |	41

COMPENSATION DISCUSSION AND ANALYSIS

OTHER COMPENSATION POLICIES

CLAWBACK POLICY
In accordance with
Section 10D-1
of the Exchange Act and NYSE requirements, we maintain a policy which provides for the clawback by the Company of certain incentive-based compensation erroneously awarded to any current or former executive officer in the event of a financial restatement on or after the policy’s effective date (the “Clawback Policy”). The Clawback Policy can be found attached as Exhibit 97.1 to our Annual Report on Form
10-K
for the year ended December 31, 2025.
In addition, all of our equity plans include provisions allowing us to cancel or “claw back” any shares received pursuant to the vesting of awards (including time-based awards) or the exercise of options in the event an executive has engaged in certain specified conduct that is deemed detrimental to the Company. If an executive has already received value for shares that were subject to these equity plan provisions (for example, by selling the shares received upon the vesting of an award), we retain the right to recover the amount of value received by the executive through garnishment of his or her salary or cash bonus. These rights are in addition to any other rights we may have available to us at law and pursuant to our Clawback Policy.
Examples of detrimental conduct that could trigger the equity plan clawback provisio ns
include:

•
Engaging, directly or indirectly, in any activity in competition with us in any product, service or business activity for which the executive had any direct responsibility or direct involvement during the previous two years;

•	Soliciting one of our employees to terminate his or her employment with us;

•	Disclosing confidential, proprietary or trade secret information obtained during employment with us without prior authorization;

•
Failing to promptly disclose and assign any interest in any invention or idea conceived during the executive’s employment and related to any of our actual or anticipated business, research or development work; and

•	Engaging in any activity that results in the executive’s termination for cause, including gross neglect and any act of dishonesty constituting a felony.
INSIDER TRADING POLICY
Under our Trading Policy (our “Insider Trading Policy”), each employee, officer and director of the Company is prohibited from buying or selling our securities when he or she is aware of material non-public
information about the Company, or information about other public companies which he or she learns as our employee or director. These individuals are also prohibited from providing such information to others. In addition, this policy prohibits employees, officers and directors from pledging Diebold Nixdorf shares, engaging in short sales of Diebold Nixdorf shares, and buying or selling any derivative securities related to Diebold Nixdorf shares. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. Our Insider Trading Policy can be found attached as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended December 31, 2025.
EXECUTIVE STOCK OWNERSHIP GUIDELINES
The Committee believes that significant ownership and retention of stock by our executives is important to the Company as it helps ensure executives will more effectively pursue the long-term goals of the Company and the long-term interests of stockholders. Under the Company’s executive stock ownership guidelines, the CEO and members of the executive leadership team (including the NEOs) must maintain stock ownership equal in value to five times (5x) and three times (3x), respectively, their annual base salaries. Only vested and unvested RSUs and shares of Company common stock owned outright are counted toward achievement of the guidelines. Executives are required to hold 50% of the net after-tax
shares received upon the vesting of awards or the exercise of options until they have complied with the ownership requirements set above.
EQUITY AWARD GRANT PRACTICES
The Committee does not take material
non-public
information into account when determining the timing or terms of equity award grants, and the Company does not time the disclosure of material non-public
information for the purposes of affecting the value of executive compensation. All 2025 grants were made on March 1, 2025, and the Committee has determined that in future years, all annual compensation grants will continue to be made on March 1 of the year of grant.

42	| 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

2025 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)	OPTION AWARDS ($)(3)	NON-EQUITY INCENTIVE COMPENSATION ($)(4)	PENSION VALUE CHANGE ($)(5)	ALL OTHER COMP. ($)(6)	TOTAL ($)

OCTAVIO MARQUEZ Director, President and CEO	2025	$850,000	—	$3,075,002	—	$4,740,267	—	$29,132	$8,694,401
	2024	$850,000	—	$4,219,371	$2,734,838	$1,688,916	—	$33,584	$9,526,709
	2023	$850,000	$500,000	—	—	$762,987	—	$135,426	$2,248,413

THOMAS TIMKO EVP, Chief Financial Officer	2025	$705,985	$300,000	$1,058,380	—	$900,068	—	$20,707	$2,985,140
	2024	$397,827	$300,000	$2,085,318	$1,871,746	$823,808	—	$15,464	$5,494,163
	2023	—	—	—	—	—	—	—	—

JONATHAN MYERS EVP, Chief Revenue Officer	2025	$567,169	—	$581,050	—	$1,287,462	—	$19,278	$2,454,959
	2024	$550,000	—	$907,948	$683,701	$679,543	—	$20,303	$2,841,495
	2023	$550,000	$700,000	—	—	$455,141	—	$28,918	$1,734,059

FRANK BAUR EVP, Chief Operating Officer	2025	$615,218	—	$422,839	—	$652,684	$322,269	$175,721	$2,188,731
	2024	$535,832	$247,259	$606,789	$444,400	$522,802	$182,130	$211,363	$2,750,576
	2023	—	—	—	—	—	—	—	—

ILHAMI CANTADURUCU EVP, Global Retail	2025	$510,453	—	$365,074	—	$949,080	—	$107,509	$1,932,117
	2024	$480,150	—	$581,064	$444,400	$549,557	$2,080	$83,073	$2,140,324
	2023	$466,463	$350,000	—	—	$394,578	$5,412	$68,977	$1,285,430

KATHLEEN CREECH Former EVP, Chief People Officer	2025	$471,138	$200,000	$361,536	—	—	—	$1,762,835	$2,795,509
	2024	—	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—	—

(1)

Amounts reported under the heading “Salary” for Mr. Baur are included in the table in U.S. Dollars (USD), but he receives his salary in Swiss Francs (CHF). To convert his 2025 CHF salary amount to USD for the table, we used the average CHF to USD foreign currency exchange rate for 2025 of 1:1.2070, and for 2024 of 1:1.1363. Amounts reported under the heading “Salary” for Mr. Cantadurucu are included in the table in USD, but he receives his salary in British Pounds Sterling (GBP). To convert his 2025 GBP salary amount to USD, we used the average GBP to USD foreign currency exchange rate for 2025 of 1:1.3190, for 2024 of 1:1.2804, and for 2023 of 1:1.2439.

(2)

The bonus amount reported for (a) Mr. Timko consists of a one-time sign-on bonus of $600,000, paid 50% upon his hire and 50% in January 2025, in connection with his appointment as Executive Vice President, Chief Financial Officer and (b) for Ms. Creech consists of a one-time bonus of $200,000 paid in March 2025 in connection with her appointment as Executive Vice President, Chief People Officer.

(3)	Amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of options calculated in accordance with FASB ASC Topic 718, using the Black-Scholes option pricing model.

(4)

Amounts reported in the “Non-Equity Incentive Plan Compensation Column” include payments under our annual incentive plan for the 2025 fiscal year, and, to the extent the executive was a participant, (a) one-third of the executive’s 2023 deferred cash award paid in March 2025 and (b) the full earned amount paid with respect to the Company’s 2023-2025 performance cash awards. These awards are discussed in more detail in “Compensation Discussion and Analysis” above.

(5)

Amounts shown for Mr. Baur reflect the increase in the present value of accumulated benefits attributable to Mr. Baur’s employment under a pension fund in Switzerland operated by Swiss Life Collective BVG Foundation, in which our Swiss subsidiary participates. This amount includes contributions paid during 2025 and 2024 by both the Company and Mr. Baur in CHF, converted to USD based on an average CHF to USD foreign currency exchange rate for 2025 of 1:1.2070 and for 2024 of 1:1.1363. While Mr. Cantadurucu maintains a balance under the Wincor Nixdorf AG Pension Scheme, for 2025, the present value of accumulated benefits attributable to this balance decreased by approximately USD $11,800 during 2025. In accordance with Instruction 3 to Item 402(c)(2)(viii) of Regulation S-K, the change in actuarial present value is being reported in this 2025 Summary Compensation Table at $0.

There was no above-market or preferential interest earned by any NEO in fiscal year 2025 on non-qualified deferred compensation.

2026 PROXY STATEMENT |	43

EXECUTIVE COMPENSATION TABLES

(6)	Amounts reported as “All Other Compensation” for 2025 include:

NAME	RETIREMENT CONTRIBUTIONS	FINANCIAL PLANNING	INSURANCE PREMIUMS	CAR ALLOWANCE	EXEC. PHYSICAL	SEVERANCE	TOTAL

Marquez	$9,720	$10,000	$9,412	—	—	—	$29,132

Timko	$5,805	$10,000	$4,902	—	—	—	$20,707

Myers	$5,250	$10,000	$2,211	—	$1,817	—	$19,278

Baur(a)	$152,685	$10,000	—	$13,036	—	—	$175,721

Cantadurucu(b)	$80,493	$10,000	—	$11,080	$5,936	—	$107,509

Creech(c)	$8,850	$10,000	$3,476	—	—	$1,740,510	$1,762,835

(a)

Amounts reported in this chart for Mr. Baur are included in the table in U.S. Dollars (USD) but have been converted from Swiss Francs (CHF) based on the average CHF to USD foreign currency exchange rate for 2025 of 1:1.2070.

(b)

Amounts reported in this chart for Mr. Cantadurucu are included in the table in USD but have been converted from British Pound Sterling (GBP) based on the average GBP to USD foreign currency exchange rate for 2025 of 1:1.3190.

(c)

The amounts reported in this column for Ms. Creech reflect a cash severance payment of $1,266,000 and a payment in respect of her participation in the annual incentive plan for executives of $474,510 in accordance with SEC guidance applicable to the reporting of separation agreement payments. Each payment was made pursuant to her Separation Agreement and Release entered into upon her separation from the Company on December 4, 2025.

44	| 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

2025 GRANTS OF PLAN-BASED AWARDS TABLE

NAME		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ALL OTHER STOCK AWARDS: # SHARES (#)	ALL OTHER OPTION AWARDS: # OPTIONS (#)	EXERCISE PRICE ($/SH)	GRANT DATE FAIR VALUE ($)
	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAX. ($)

	3/1/2025(2)	—	—	—	69,523	—	—	$3,075,002

Marquez	3/1/2025(3)	$595,000	$1,190,000	$2,380,000	—	—	—	—

	3/1/2025(4)	$1,540,625	$3,081,250	$6,162,500	—	—	—	—

	3/1/2025(2)	—	—	—	23,929	—	—	$1,058,380

Timko	3/1/2025(3)	$424,200	$848,400	$1,696,800	—	—	—	—

	3/1/2025(4)	$530,250	$1,060,500	$2,121,000	—	—	—	—

	3/1/2025(2)	—	—	—	13,137	—	—	$581,050

Myers	3/1/2025(3)	$284,000	$568,000	$1,136,000	—	—	—	—

	3/1/2025(4)	$291,100	$582,200	$1,164,400	—	—	—	—

	3/1/2025(2)	—	—	—	9,560	—	—	$422,839

Baur	3/1/2025(3)	$307,609	$615,218	$1,230,435	—	—	—	—

	3/1/2025(4)	$211,834	$423,667	$847,334	—	—	—	—

	3/1/2025(2)	—	—	—	8,254	—	—	$365,074

Cantadurucu	3/1/2025(3)	$255,227	$510,453	$1,020,906	—	—	—	—

	3/1/2025(4)	$182,900	$365,800	$731,600	—	—	—	—

	3/1/2025(2)	—	—	—	8,174	—	—	$361,536

Creech	3/1/2025(3)	$241,500	$483,000	$966,000	—	—	—	—

	3/1/2025(4)	$181,125	$362,250	$724,500	—	—	—	—

(1)	The Company did not grant performance-based long-term incentives pursuant to its equity incentive plan during 2025. Accordingly, such columns have been omitted from this table.

(2)

This row presents information about RSUs granted to the NEO’s as part of their 2025 long-term incentive award. These RSUs had a grant price on March 1, 2025 of $44.23 per share and vest in three equal, annual installments from the date of grant. For a more detailed description of these awards, see the related descriptions above in the “Compensation Discussion and Analysis.”

(3)

This row presents information about the potential payouts under our annual incentive plan for fiscal year 2025. For a more detailed description of the annual incentive plan, including the performance measures for 2025 and the amounts actually earned by each NEO, see the related descriptions above in the “Compensation Discussion and Analysis.”

(4)

This row presents information about the performance-based cash awards granted to the NEOs as part of their 2025 long-term incentive award. Payout of the performance cash awards is based on achievement against threshold, target, and maximum comprehensive performance objectives for the three-year period beginning on January 1, 2025 and ending on December 31, 2027 (the “2025-2027 Period”). For a more detailed description of these awards and the related performance measures, see the related descriptions above in the “Compensation Discussion and Analysis.”

MR. MARQUEZ’S OFFER LETTER

As disclosed above, Mr. Marquez became our President and CEO on March 11, 2022. In connection with Mr. Marquez’s appointment, we entered into an offer letter, dated February 9, 2022 and effective March 11, 2022, pursuant to which Mr. Marquez receives an annual base salary of $850,000 and is eligible for annual incentive awards and long-term incentive plan awards as determined by the Company. Mr. Marquez’s severance benefits are governed by our Senior Leadership Severance Plan, which provides coverage to executives who are involuntarily terminated without cause or who terminate their employment for good reason, in each case, separate from a change in control and subject to a general release of claims and acknowledgement of the executive’s confidentiality, non-competition, and other applicable obligations. With respect to Mr. Marquez, “good reason” as defined in the Senior Leadership Severance Plan also includes a change in title, authority, duties, or responsibilities or the assignment of any duties that are inconsistent with his position. Mr. Marquez’s previously existing Change in Control Agreement with the Company, which is consistent with our existing program, remains in place pursuant to its terms. Mr. Marquez would be entitled to receive benefits in the same manner as described in “Potential Payments Upon Termination or Change in Control” of this Proxy Statement.

2026 PROXY STATEMENT |	45

EXECUTIVE COMPENSATION TABLES

MR. TIMKO’S OFFER LETTER

Mr. Timko was appointed our Executive Vice President, Chief Financial Officer as of May 17, 2024. In connection with Mr. Timko’s appointment, we entered into an offer letter, dated April 19, 2024 and effective May 17, 2024, pursuant to which Mr. Timko received an annual base salary for 2024 of $685,000 as well as a hiring bonus of $600,000 payable in two installments (50% at hire, and 50% one year after hire), and is eligible for annual incentive awards and long-term incentive plan awards as determined by the Company. He received an annual base salary for 2025 of $707,000. Mr. Timko’s severance benefits are governed by our Senior Leadership Severance Plan, which provides coverage to executives who are involuntarily terminated without cause or who terminate their employment for good reason, in each case, separate from a change in control and subject to a general release of claims and acknowledgement of the executive’s confidentiality, non-competition and other applicable obligations. Mr. Timko also entered into a Change in Control Agreement with the Company consistent with our existing arrangements for executive officers.

MR. MYERS’ OFFER LETTER

Mr. Myers was appointed our Executive Vice President, Global Banking as of August 22, 2022. In connection with Mr. Myers’ appointment, we entered into an offer letter, dated July 17, 2022, pursuant to which Mr. Myers received an initial annual base salary of $550,000 and is eligible for annual incentive awards and long-term incentive plan awards as determined by the Company. He received an annual base salary for 2025 of $568,000. Mr. Myers’ severance benefits are governed by our Senior Leadership Severance Plan, which provides coverage to executives who are involuntarily terminated without cause or who terminate their employment for good reason, in each case, separate from a change in control and subject to a general release of claims and acknowledgement of the executive’s confidentiality, non-competition, and other applicable obligations. Mr. Myers also entered into a Change in Control Agreement with the Company consistent with our existing arrangements for executive officers.

MR. BAUR’S EMPLOYMENT AGREEMENT

Mr. Baur was appointed the Executive Vice President, Operational Excellence as of January 15, 2024, and entered into a service agreement with Diebold Self Service Solutions Sàrl on January 5, 2024. Pursuant to Mr. Baur’s service agreement, he received an annual base salary for 2024 of approximately $556,787 (based on the Swiss Franc (CHF) to U.S. Dollar (USD) foreign currency exchange rate for 2024 of 1:1.1363); however, he receives his salary in CHF and is eligible for annual incentive awards and long-term incentive plan awards as determined by the Company. Mr. Baur also received a hiring bonus of CHF 217,600 (approximately $247,259 on a USD basis) paid at hire. He received an annual base salary for 2025 of $615,218 (based on an average CHF to USD exchange rate for 2025 of 1:1.2070). Mr. Baur also receives certain non-performance-based fringe benefits, which include various insurance contributions, pension contributions, and a monthly car allowance.

MR. CANTADURUCU’S SERVICE AGREEMENT

Mr. Cantadurucu was appointed Executive Vice President, Global Retail as of January 1, 2023, and entered into a service agreement with Diebold Nixdorf (UK) Limited on February 7, 2023. Pursuant to Mr. Cantadurucu’s service agreement, he received an annual base salary for 2023 of $466,463 (based on the British Pound Sterling (GBP) to USD foreign currency exchange rate for 2023 of 1:1.2439). He received an annual base salary for 2025 of $510,453 (based on the GBP to USD foreign currency exchange rate for 2025 of 1:1.3190); however, he receives his salary in GBP and is eligible for annual incentive awards and long-term incentive plan awards as determined by the Company. Mr. Cantadurucu also receives certain non-performance-based fringe benefits, which include tax advisory services and a monthly car allowance. Mr. Cantadurucu was automatically enrolled in the Diebold Nixdorf Defined Contribution Pension Plan and receives Company contributions to his account in monthly installments at a rate of 8% of his base salary and applicable bonus payments. Mr. Cantadurucu’s service agreement also provides change in control benefits which are consistent with our existing arrangements for executive officers.

46	| 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END

The following table provides information relating to exercisable and unexercisable options awards as of December 31, 2025 for the NEOs. In addition, the following table provides information relating to grants of RSUs and stock options to the NEOs that had not yet vested as of December 31, 2025. No share appreciation rights were outstanding as of December 31, 2025.

		OPTION AWARDS					STOCK AWARDS
NAME	GRANT DATE OF AWARD	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT
		EXERCISABLE (#)	UNEXERCISABLE (#)							VESTED ($)

Marquez	1/19/2024(2)	—	100,177	150,266	$30.90	01/19/2034	—	—	—	—
	1/19/2024(3)	—	—	—	—	—	37,566	$2,550,356	—	—
	3/7/2024(4)	—	—	—	—	—	53,616	$3,639,990	—	—
	3/1/2025(5)	—	—	—	—	—	69,523	$4,719,916	—	—

Timko	5/17/2024(2)	—	37,566	56,350	$44.54	05/17/2034	—	—	—	—
	5/17/2024(3)	—	—	—	—	—	14,088	$956,434	—	—
	5/17/2024(4)	—	—	—	—	—	18,691	$1,268,932	—	—
	3/1/2025(5)	—	—	—	—	—	23,929	$1,624,540	—	—

Myers	1/19/2024(2)	—	25,044	37,566	$30.90	01/19/2034	—	—	—	—
	1/19/2024(3)	—	—	—	—	—	9,390	$637,487	—	—
	3/1/2024(4)	—	—	—	—	—	10,532	$715,017	—	—
	3/1/2025(5)	—	—	—	—	—	13,137	$891,871	—	—

Baur	1/19/2024(2)	—	16,278	24,418	$30.90	01/19/2034	—	—	—	—
	1/19/2024(3)	—	—	—	—	—	6,105	$414,468	—	—
	3/1/2024(4)	—	—	—	—	—	7,182	$487,586	—	—
	3/1/2025(5)	—	—	—	—	—	9,560	$649,028	—	—

Cantadurucu	1/19/2024(2)	—	16,278	24,418	$30.90	01/19/2034	—	—	—	—
	1/19/2024(3)	—	—	—	—	—	6,105	$414,468	—	—
	3/1/2024(4)	—	—	—	—	—	6,662	$452,283	—	—
	3/1/2025(5)	—	—	—	—	—	8,254	$560,364	—	—

Creech(6)	—	—	—	—	—	—	—	—	—	—

(1)	The values presented in this column are based on the closing price of our common shares of $67.89 on the New York Stock Exchange on December 31, 2025, the last trading day of our fiscal 2025 year.

(2)

This row presents information about the price-vested options granted to the NEOs on January 19, 2024 (or in the case of Mr. Timko, upon his hire on May 17, 2024) as part of their emergence grants during 2024. These options vest in full after four years, subject to the achievement of certain price hurdles during the four-year vesting period. For a more detailed description of these awards and the price hurdles, see the related descriptions above in the “Compensation Discussion and Analysis.”

(3)

This row presents information about RSUs granted to the NEOs on January 19, 2024 (or in the case of Mr. Timko, upon his hire on May 17, 2024) as part of their emergence grants during 2024. These RSUs vest in four equal, annual installments from the date of grant. For a more detailed description of these awards, see the related descriptions above in the “Compensation Discussion and Analysis.”

(4)

This row presents information about RSUs granted to the NEOs on March 1, 2024 (or in the cases of Messrs. Marquez and Timko, on March 7, 2024 or May 17, 2024, respectively) as part of their 2024 long-term incentive award. These RSUs vest in three equal, annual installments from the date of grant. For a more detailed description of these awards, see the related descriptions above in the “Compensation Discussion and Analysis.”

(5)

This row presents information about RSUs granted to the NEOs on March 1, 2025 as part of their 2025 long-term incentive award. These RSUs vest in three equal, annual installments from the date of grant. For a more detailed description of these awards, see the related descriptions above in the “Compensation Discussion and Analysis.”

(6)	Ms. Creech separated from the Company on December 4, 2025. All of Ms. Creech’s outstanding equity awards were forfeited on that date.

2026 PROXY STATEMENT |	47

EXECUTIVE COMPENSATION TABLES

2025 STOCK VESTED

The following table provides information regarding the vesting of stock awards for each NEO, on an aggregate basis, during 2025.

	STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)

Marquez	39,329	$1,729,374

Timko	14,040	$622,210

Myers	8,396	$372,169

Baur	5,625	$249,323

Cantadurucu	5,365	$237,883

Creech	2,603	$115,131

(1)

The value realized is calculated by multiplying the number of shares of common stock by the market value of the underlying securities on the vesting date. The number of shares actually received upon vesting may be less than the number shown due to shares being withheld for the payment of applicable taxes.

2025 PENSION AND RETIREMENT BENEFITS

NAME	PLAN NAME	YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFITS ($)	PAYMENTS DURING LAST FISCAL YEAR ($)

Marquez	—	—	—	—

Timko	—	—	—	—

Myers	—	—	—	—

Baur	Swiss Pension Plan(1)	N/A	$1,589,980	—

Cantadurucu	Wincor Nixdorf AG Pension Scheme(3)	5.46 yrs	$42,300	—

Creech	—	—	—	—

(1)

The Swiss Pension Plan formula is based on accumulated contributions and age at retirement. Accordingly, the concept of years of credited service is inapplicable to Mr. Baur’s participation in the Swiss Pension Plan.

(2)

The present value of accumulated benefits for Mr. Baur is CHF 1,260,000. The dollar amounts presented in the table were calculated using the CHF to USD foreign currency exchange rate on December 31, 2025 of 1:1.261889.

(3)	Although Mr. Cantadurucu maintains a plan balance in the Wincor Nixdorf AG Pension Scheme, he is not currently accruing benefits while he is located in the United Kingdom and not Germany.

(4)

The present value of accumulated benefits for Mr. Cantadurucu is £36,000. The dollar amounts presented in the table were calculated using the GBP to USD foreign currency exchange rate on December 31, 2025 of 1:1.175.

DIEBOLD NIXDORF DEFINED CONTRIBUTION PENSION PLAN BENEFITS

Mr. Cantadurucu participates in the Diebold Nixdorf Defined Contribution Pension Plan pursuant to his service agreement. The Diebold Nixdorf Defined Contribution Pension Plan is a contribution-defined pension system and is based on a one-time payout or multiple payouts, governed by the rules outlined therein. Plan participants are entitled to the payments upon reaching the age of 55. The amounts credited to the pension accounts bear interest between 3.5% and 4% per year.

SWISS PENSION PLAN BENEFITS

As an employee of our Swiss subsidiary, Diebold Self-Service Solutions Sàrl, Mr. Baur is eligible to participate in our Swiss Pension Plan. Swiss Life Collective BVG Foundation ensures the Swiss Pension Plan meets the mandated requirements for minimum pension benefits under Swiss law. The Swiss Pension Plan is a defined benefit pension scheme mandated under the laws of Switzerland. The annual post-retirement benefit under the Swiss Pension Plan is calculated as a percentage of the accumulated capital in the Swiss Pension Plan for the employee at the time the employee retires. In the event the employee retires earlier than

48	| 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

the regular retirement age (which is currently 65 years of age for men), the percentage is reduced. Subject to certain conditions, participants may elect to receive pension benefits entirely or partially in a lump sum; any funds taken as a lump sum reduce the remaining capital and, as a result, the amount of the annual payments. The plan also provides for death and disability benefits.

2025 NON-QUALIFIED DEFERRED COMPENSATION

NAME	EXEC. CONTRIBUTIONS IN 2025 ($)	REGISTRANT CONTRIBUTIONS IN 2025 ($)	AGGREGATE EARNINGS IN 2025 ($)(1)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AS OF DEC 31, 2025 ($)(2)

Marquez	—	—	$126,330	—	$813,378

Timko	—	—	—	—	—

Myers	—	—	—	—	—

Baur	—	—	—	—	—

Cantadurucu	—	—	—	—	—

Creech	—	—	—	—	—

(1)

This amount represents aggregate earnings on executive and registrant contributions. This amount is not reflected in the 2025 Summary Compensation Table as it is not considered preferential or above-market earnings on deferred compensation.

(2)

This column reflects the balance of all contributions and the aggregate earnings (or losses) on such contributions. No portion of this amount is reflected in the 2025 Summary Compensation Table, except current-year registrant contributions and executive contributions, respectively, if any. Of these balances, $18,218 was reported for Mr. Marquez as executive and registrant contributions in summary compensation tables in prior year proxy statements.

DEFERRED INCENTIVE COMPENSATION PLAN NO. 2

Pursuant to our 1992 Deferred Incentive Compensation Plan, certain executives, including the NEOs, were able to defer cash bonuses received under our annual incentive plan and performance-based share awards earned under the 1991 Plan; however, none of the NEOs were participants in this Deferred Incentive Compensation Plan during 2025. The 1992 Deferred Incentive Compensation Plan was frozen effective December 31, 2004 and closed the plan to future deferrals.

Effective January 1, 2005, the Board approved the Deferred Incentive Compensation Plan No. 2, which is substantially similar to the 1992 Deferred Incentive Compensation Plan in all material respects but was designed to be administered in accordance with Section 409A of the Internal Revenue Code.

Under the Deferred Incentive Compensation Plan No. 2, an executive may defer all or a portion of his or her annual cash bonus or performance-based compensation payable in common shares. Deferral elections for cash bonuses must be made prior to the end of the year preceding the year in which such bonuses would be earned (and payable in the following year). Deferral elections for performance-based shares must be made at least six months prior to the end of the three-year performance period specified in the grant.

2026 PROXY STATEMENT |	49

EXECUTIVE COMPENSATION TABLES

Deferrals of performance-based compensation payable in common shares are treated as a line-item in the executive’s deferred account with us; however, the earnings on the performance shares (dividends and interest) are invested in the same manner as deferrals of cash compensation. Executives may invest such cash deferrals in any funds available under our 401(k) plan, except the Northern Trust, Invesco Stable Value Fund, and Diebold Inc. Stock Fund. The table below shows the funds available under the deferred compensation plans and their annual rate of return for the year ended December 31, 2025, as reported by Merrill Lynch.

NAME OF FUND	RATE OF RETURN	NAME OF FUND	RATE OF RETURN

FEDERATED HERMES INTERNATIONAL IS	37.31%	VANGUARD 2020 INSTL TARGET RET	12.15%

INVESCO DEVELOPING MKTS FD Y	28.63%	VANGUARD 2025 INSTL TARGET RET	14.60%

INVESCO DIVERSIFIED DIV CL R5	15.80%	VANGUARD 2030 INSTL TARGET RET	16.24%

JANUS HENDERSON TRITON FUND I	9.69%	VANGUARD 2035 INSTL TARGET RET	17.54%

JOHN HANCOCK DISCIPLINED	11.27%	VANGUARD 2040 INSTL TARGET RET	18.76%

LOOMIS SAYLES SMALL CAP VALUE	5.44%	VANGUARD 2045 INSTL TARGET RET	19.99%

T ROWE PRICE BLUE CHP GRTH INV	18.78%	VANGUARD 2050 INSTL TARGET RET	21.41%

VANGUARD INSTITUTIONAL INDEX	17.84%	VANGUARD 2055 INSTL TARGET RET	21.43%

VANGUARD MID CAP INDEX FUND	11.67%	VANGUARD 2060 INSTL TARGET RET	21.42%

VANGUARD PRIMECAP FUND	29.99%	VANGUARD 2065 INSTL TARGET RET	21.43%

LOOMIS SAYLES INCOME FUND	9.14%	VANGUARD TARGET INCOME RET	11.31%

VANGUARD TOTAL BD MRK IDX ADM	7.15%	BLACKROCK T-FUND PREMIER CL	4.18%

AMERICAN BALANCED FUND R5	18.77%

Executives intending to defer compensation under the Deferred Incentive Compensation Plan No. 2 are required to select their period of deferral, and method and timing of payment, at the time of making their deferral elections. Executives may elect to defer their payments until a specified date or until the date they cease to be an associate of the Company. Further, the executives may elect to receive their distribution either as a lump sum or in approximately equal quarterly installments, not to exceed 40 installments.

401(K) RESTORATION SERP

The 401(k) Restoration SERP is designed to replace lost retirement benefits for NEOs whose contributions are subject to annual compensation limits under the Internal Revenue Code. Benefits under this plan are determined exactly as in our 401(k) Plan except that compensation limits are ignored. NEOs are permitted to defer additional compensation under this plan once the Internal Revenue Code limits have been exceeded and we provide a matching contribution at the same rate as under the 401(k) Plan. Both the salary deferrals and our matching contributions may be invested in any funds available under our Deferred Incentive Compensation Plan No. 2.

50	| 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below identifies the compensation and benefits that would generally be available to the NEOs in various scenarios, based on the Company’s programs, equity award agreements, and other agreements as they were in effect on December 31, 2025. Except as required by law (or in connection with accrued or vested benefits under certain non-qualified plans), no benefits are payable to any NEO, and all equity, deferred cash, and performance-based awards forfeit, as a result of an involuntary for-cause termination or voluntary resignation without good reason. This table does not describe benefits available to both salaried employees and our NEOs on the same terms.

Mr. Baur does not participate in the Company’s U.S. Senior Leadership Severance Plan and is not party to a change in control agreement. In the event of his separation, Mr. Baur is entitled to statutory benefits under Swiss law available to all salaried employees subject to Swiss law; accordingly, his severance and change in control columns reflect only those benefits he holds under Company-wide plans (pension and annual incentive).

PROGRAM TERMS BY SCENARIO

The following table summarizes the material terms of the Company’s severance and change in control arrangements by benefit component and triggering scenario.

BENEFIT COMPONENT	INVOLUNTARY / GOOD REASON RESIGNATION	RETIREMENT	DEATH / DISABILITY	CIC WITH QUALIFYING TERMINATION

Severance	CEO: 2× (salary + target bonus) NEOs: 1.5× (salary + target bonus)	None	None	2× (salary + target bonus)

Annual Incentive Plan	Pro-rated lump sum at actual performance	None	CEO: Pro-rated at target Other NEOs: N/A	Pro-rated lump sum at actual performance

RSU Awards	Immediate pro-rata vesting based on time employed during vesting period	Unvested RSUs forfeited	Immediate full vesting	Immediate full vesting

Option Awards	Immediate vesting; 12-month exercise period	Unvested options forfeited	Immediate vesting; 12-month exercise period	Immediate vesting

Performance Cash Awards	Unearned amounts forfeited	Unearned amounts forfeited	Pro-rata payout at actual performance	Immediate vesting of unearned amounts at target performance

Deferred Cash Awards	Unvested amounts forfeited	Unvested amounts forfeited	Immediate full vesting	Immediate full vesting

Pension / SERP Benefits	401(k) SERP balance payable at age 55	401(k) SERP balance payable at age 55	SERP paid to estate/ beneficiaries (3+ years service)	Lump sum equal to one additional year of accrual

Other Benefits[4]	CEO: 2 years health & welfare + outplacement NEOs: 1.5 years health & welfare + outplacement	None	Survivor benefits under life insurance plans	2 years health & welfare

With respect to any severance amounts payable to our executives, any amounts that are not exempt from Section 409A of the Internal Revenue Code will be subject to the required six-month delay in payment after termination of service; provided, that the executive is deemed a “specified employee” for purposes of Section 409A at the time of termination of service.

For purposes of this section, “good reason” is defined in each applicable agreement and plan. Under the Senior Leadership Severance Plan, good reason includes material reductions in base salary or target bonus, a required relocation exceeding 50 miles, failure by a successor to assume Plan obligations, or material breach by the Company. Under equity and change in control agreements, good reason additionally includes failure to maintain the executive’s title and authority, material reduction in scope of responsibilities, or significant increase in required travel.

2026 PROXY STATEMENT |	51

EXECUTIVE COMPENSATION TABLES

PAYMENTS MADE IN CONNECTION WITH MS. CREECH’S SEPARATION

Ms. Creech separated from the Company on December 4, 2025, which was determined to be without cause. Subject to observing certain non-competition, non-solicitation, and confidentiality obligations, and providing a legal release to the Company, Ms. Creech received the following benefits (consistent with the terms of the Executive Severance Plan and her award agreements for outstanding equity awards):

•	A severance payment in the amount of $1,266,000;

•	A payment of $474,510 in respect of her participation in the annual incentive plan during 2025;

•	Health and welfare benefits continuation for up to one year; and

•	Up to two years of outplacement assistance.

ESTIMATED PAYMENT VALUES AS OF DECEMBER 31, 2025

The amounts below assume a triggering event effective December 31, 2025 and represent estimates of amounts payable in each separation scenario. Actual amounts would depend on the Company’s stock price, the executive’s base salary, and other factors at the time of termination.

SCENARIO 1 — INVOLUNTARY TERMINATION WITHOUT CAUSE / RESIGNATION WITH GOOD REASON

BENEFIT COMPONENT	MARQUEZ	TIMKO	MYERS	BAUR	CANTADURUCU

Severance	$4,080,000	$2,333,100	$1,704,000	—(2)	$1,531,359

Annual Incentive Plan	$1,262,471	$900,068	$602,591	—	$541,539

RSU Awards(1)	$3,078,606	$998,957	$598,358	$652,684	$377,805

Option Awards(1)	—	—	—	$459,372	—

Performance Cash(1)	—	—	—	—	—

Deferred Cash	—	—	—	—	—

Pension / SERP(3)	$813,378	—	—	$1,589,980	$42,300

Other Benefits(4)	$57,784	$18,456	$46,018	$35,093	$54,071

Total	$9,292,239	$4,250,581	$2,950,967	$2,737,129	$2,547,074

SCENARIO 2 — RETIREMENT

BENEFIT COMPONENT	MARQUEZ	TIMKO	MYERS	BAUR	CANTADURUCU

Severance	—	—	—	—(2)	—

Annual Incentive Plan	—	—	—	—	—

RSU Awards(1)	—	—	—	—	—

Option Awards(1)	—	—	—	—	—

Performance Cash(1)	—	—	—	—	—

Deferred Cash	—	—	—	—	—

Pension / SERP(3)	$813,378	—	—	$1,589,980	$42,300

Other Benefits(4)	—	—	—	—	—

Total	$813,378	—	—	$1,589,980	$42,300

52	| 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

SCENARIO 3 — DEATH / DISABILITY

BENEFIT COMPONENT	MARQUEZ	TIMKO	MYERS	BAUR	CANTADURUCU

Severance	—	—	—	—(2)	—

Annual Incentive Plan	$1,190,000	—	—	—	—

RSU Awards(1)	$10,910,262	$3,849,906	$2,244,376	$1,551,083	$1,427,116

Option Awards(1)	—	—	—	—	—

Performance Cash(1)	$2,777,083	$1,038,500	$537,817	$375,636	$339,368

Deferred Cash	$666,672	—	$128,334	—	$76,366

Pension / SERP(3)	$813,378	—	—	$1,589,980	$42,300

Other Benefits(4)	—	—	—	—	—

Total	$16,357,396	$4,888,406	$2,910,526	$3,516,699	$1,885,150

SCENARIO 4 — CHANGE IN CONTROL WITH QUALIFYING TERMINATION(5)

BENEFIT COMPONENT	MARQUEZ	TIMKO	MYERS	BAUR	CANTADURUCU

Severance	$4,080,000	$3,110,800	$2,272,000	—(2)	$2,041,812

Annual Incentive Plan	$1,262,471	$900,068	$602,591	$652,684	$541,539

RSU Awards(1)	$10,910,262	$3,849,906	$2,244,376	$1,551,083	$1,427,116

Option Awards(1)	$5,615,440	$1,843,772	$1,403,841	$912,501	$912,501

Performance Cash(1)	$5,706,250	$2,088,000	$1,097,825	$755,288	$691,952

Deferred Cash	$666,672	—	$128,334	—	$76,366

Pension / SERP(3)	$813,378	—	—	$1,589,980	$42,300

Other Benefits(4)	$42,784	$3,456	$41,357	$41,791	$67,094

Total	$29,097,258	$11,796,002	$7,790,324	$5,523,326	$5,800,679

(1)

Emergence-related RSUs and price-vested stock options are subject to forfeiture upon most separations other than a qualifying termination following a change in control. Performance cash award payouts are shown at target for the Death/Disability scenario; payouts may be lower or higher based on actual performance and the effects of proration.

(2)

Mr. Baur does not participate in the Senior Leadership Severance Plan and has no change in control agreement. In the event of his separation, Mr. Baur is entitled to statutory benefits under Swiss law.

(3)

Pension/SERP amounts represent the total value under defined benefit and defined contribution plans, excluding the qualified 401(k). For Mr. Marquez, this row includes the vested 401(k) Restoration SERP balance. For Mr. Cantadurucu, this row represents the total value under the Wincor Nixdorf AG Pension Scheme.

(4)

Other Benefits includes health and welfare benefit plan continuation (which, for Mr. Timko, consists solely of group life insurance only, as he has waived Company-sponsored medical and dental coverage) and outplacement services (estimated at $15,000). For Mr. Baur, who is employed by a Swiss subsidiary and does not participate in U.S. benefit plans, the health and welfare continuation amount represents the estimated employer cost of continuing his Swiss statutory accident and sickness insurance coverages, converted to U.S. dollars at the 2025 average CHF-to-USD exchange rate of 1:1.2070. For Mr. Cantadurucu, who is employed by a U.K. subsidiary and does not participate in U.S. benefit plans, the health and welfare continuation amount represents the estimated employer cost of continuing his U.K. group health, life, and disability insurance coverages, converted to U.S. dollars at the 2025 average GBP-to-USD exchange rate of 1:1.3190.

(5)

Payments may be subject to excise tax under Section 280G. Consistent with the applicable agreements, payments will be reduced to the extent necessary so that no portion is subject to the excise tax, but only if the reduction produces a better net-of-tax outcome for the executive. The table does not reflect any such reduction.

2026 PROXY STATEMENT |	53

EXECUTIVE COMPENSATION TABLES

2025
PAY-VERSUS-PERFORMANCE

FISCAL YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO #1 ($) (1)	COMPENSATION ACTUALLY PAID TO PEO #1 ($) (1)(2)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO #2 ($) (1)(2)	COMPENSATION ACTUALLY PAID TO PEO#2 ($) (1)	A VER AGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs ($) (3)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs ($) (2)(3)	FIXED $100 INVESTMENT BASED ON:		NET INCOME (LOSS) ($ IN MM) (5)	NON-GAAP OP ($ IN MM) (5)(6)
							COMPANY TSR ($) (4)	PEER GROUP TSR ($) (4)

2025	$8,694,401	$17,653,206			$2,471,291	$3,936,890	$330.04	$124.03	$97.5	$336.4

2024	$9,526,709	$12,537,384			$3,365,944	$3,166,911	$209.24	$117.12	$(14.5)	$305.3

2023	$2,248,413	$1,562,882			$1,683,294	$1,508,530	$134.65	$105.81	$1,376.1	$344.4

2022	$5,660,334	$1,604,309	$4,291,389	$(9,050,186)	$2,715,165	$698,389			$(581.4)	$197.5

2021			$26,169,529	$16,042,728	$3,586,248	$1,842,238			$(78.8)	$332.7

(1)
Mr. Marquez (PEO #1) became President and Chief Executive Officer of the Company on March 11, 2022. Mr. Schmid (PEO #2), the Company’s prior President and Chief Executive Officer, stepped down from the role effective on the same date.

(2)	The “Compensation Actually Paid” reported in this column is derived from the 2025 Summary Compensation Table total for the applicable fiscal year by making the following deductions and additions:
PEO #1 (MARQUEZ)

	2025	2024	2023	2022

SCT Total	$8,694,401	$9,526,709	$2,248,413	$5,660,334

Less:

SCT — Stock Awards	$(3,075,002)	$(4,219,371)	—	$(4,343,685)

SCT — Option Awards	—	$(2,734,838)	—	—

Prior FYE fair value of awards that failed to meet vesting conditions during FY	—	—	$(845,044)	—

Plus:

Fair value of awards granted during FY, outstanding and unvested at FYE	$4,719,916	$9,964,884	—	$847,257

Change in fair value of awards granted in prior years, unvested at FYE	$7,277,237	—	—	$(544,491)

Change in fair value of awards granted in prior years that vested during FY	$36,654	—	$159,513	$(15,106)

Dollar value of dividends or other earnings paid during FY not otherwise included	—	—	—	—

Compensation Actually Paid	$17,653,206	$12,537,384	$1,562,882	$1,604,309
PEO #2 (SCHMID)

	2022	2021

SCT Total	$4,291,389	$26,169,529

Less:

SCT — Stock Awards	—	$(22,104,207)

SCT — Option Awards	—	—

Prior FYE fair value of awards that failed to meet vesting conditions during FY	$(13,246,648)	$(2,256,669)

Plus:

Fair value of awards granted during FY, outstanding and unvested at FYE	—	$13,434,625

Change in fair value of awards granted in prior years, unvested at FYE	—	$208,654

Change in fair value of awards granted in prior years that vested during FY	$(94,927)	$590,795

Dollar value of dividends or other earnings paid during FY not otherwise included	—	—

Compensation Actually Paid	$(9,050,186)	$16,042,728

54	| 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

AVERAGE OF
NON-PEO
NEOS

AVERAGE NON-PEO NEO	2025	2024	2023	2022	2021

Average SCT Total	$2,471,291	$3,365,944	$1,683,294	$2,715,165	$3,586,248

Less:

SCT — Stock Awards	$(557,776)	$(949,680)	—	$(1,621,070)	$(2,178,772)

SCT — Option Awards	—	$(777,729)	—	—	—

SCT — Change in Pension Value and NQDC Earnings	$(64,454)	$(36,842)	$(19,947)	$(894)	$(26,736)

Prior FYE fair value of awards that failed to meet vesting conditions during FY	—	$(212,990)	$(222,148)	$(201,203)	$(251,068)

Plus:

Fair value of awards granted during FY, outstanding and unvested at FYE	$745,161	$1,740,458	—	$101,343	$612,789

Change in fair value of awards granted in prior years, unvested at FYE	$1,291,541	—	—	$(303,296)	$23,320

Vesting fair value of awards granted during FY that vested during FY	—	—	—	$8,660	—

Change in fair value of awards granted in prior years that vested during FY	$9,193	—	$57,903	$(13,816)	$53,208

Service cost for defined benefit and actuarial pension plans	$41,934	$37,750	$9,429	$13,500	$23,250

Average Compensation Actually Paid	$3,936,890	$3,166,911	$1,508,530	$698,389	$1,842,238

(3)	The following table sets forth the individuals included in the non-PEO NEO Average for each fiscal year presented above:

2025	2024	2023	2022	2021

Thomas Timko	Thomas Timko	James Barna	Jeffrey Rutherford	Jeffrey Rutherford

Jonathan Myers	Jonathan Myers	Jonathan Myers	Ulrich Näher	Ulrich Näher

Frank Baur	Frank Baur	Elizabeth Radigan	David Caldwell	Olaf Heyden

Ilhami Cantadurucu	Ilhami Cantadurucu	Ilhami Cantadurucu	Jonathan Leiken	Jonathan Leiken

Kathleen Creech	James Barna	Jeffrey Rutherford	Elizabeth Patrick

Olaf Heyden

Hermann Wimmer

(4)
Consistent with Regulation
S-K
 Section 201(e)(3), the amounts set forth under the headings “
Company TSR
”
and
 “
Peer Group TSR
” reflect the value, as of the end of each of 2023, 2024, and 2025 of a hypothetical initial investment of $100 made on August 14, 2023 (the date that the Company’s common stock was registered under Section 12 of the Exchange Act) into, with respect to Company TSR, the Company, and with respect to Peer Group TSR, the S&P MidCap 400 index. Because the class of Company securities currently registered under Section 12 of the Exchange Act is not the same class of Company securities that was registered in the periods prior to emergence (including fiscal years 2021 and 2022), neither Company TSR nor Peer Group TSR are presented for such periods.

(5)
For fiscal year 2023, Net Income (Loss) and
Non-GAAP
OP are composed of (a) the period from January 1, 2023 through August 11, 2023, the period prior to when the Company emerged from bankruptcy, and (b) the period from August 12, 2023 through December 31, 2023, the period subsequent to when the Company emerged from bankruptcy. These two periods have been combined solely to meet the
SEC-defined
structure for this
Pay-Versus-Performance
table, however, in accordance with GAAP, the Company does not combine these two periods in any of its financial statements and/or related filings. For the period from January 1, 2023 through August 11, 2023, Net Income was $1,357,500,000 and
Non-GAAP
OP (Loss) was ($5,500,000). For the period from August 12, 2023 through December 31, 2023, Net Income was $19,100,000 and
Non-GAAP
OP was $92,400,000.

(6)
The amount reported for
Non-GAAP
OP in this table includes the amortization of fair valued assets recognized in connection with Fresh Start Accounting. Accordingly, the
Non-GAAP
OP reported in this table is consistent with
Non-GAAP
OP as reported in the Company’s earnings release for its 2024 fiscal fourth quarter dated February 12, 2025. The Committee determined that
Non-GAAP
OP was the most important financial performance metric used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs for 2025. More information about
Non-GAAP
OP can be found under the heading “
Definitions of Key Compensation Terms
” in the “
Compensation Discussion and Analysis
.” This performance measure may not have been the most important financial performance measure for years 2024, 2023, 2022, 2021, or 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

2026 PROXY STATEMENT |	55

EXECUTIVE COMPENSATION TABLES

DISCLOSURES CONCERNING
PAY-VERSUS-PERFORMANCE
This disclosure is being provided as required by the final rules issued by the SEC on August 25, 2022, and certain measures disclosed in the table above, including “Compensation Actually Paid,” are calculated in accordance with those rules. The People and Compensation Committee did not consider these measures (other than
Non-GAAP
OP) or calculations in setting compensation for the NEOs or for linking executive compensation with Company performance for 2025 or any prior periods. For a description of the People and Compensation Committee’s processes, policies, and considerations when setting compensation and evaluating performance, please see the “
Compensation Discussion and Analysis”
beginning on page 27 of this Proxy Statement.
Relationship Between Diebold Total Shareholder Return (“TSR”) and “Compensation Actually Paid”
For the post-emergence period beginning on August 14, 2023 (the first day our shares of common stock were listed for trading on the NYSE upon emerging from restructuring) through December 31, 2025, our TSR increased from $100.00 to $330.04, representing a cumulative return of approximately 230%. Because a significant portion of NEO compensation is delivered through equity awards whose value is directly tied to the Company’s stock price, Compensation Actually Paid (“CAP”) is meaningfully correlated with TSR.
In 2025, Mr. Marquez’s CAP of $17,653,206
exce
eded his Summary Compensation Table (“SCT”) total of
$8,694,401 by

approximately $9.0 million. The primary driver of this difference was appreciation in the fair value of equity awards outstanding from prior years: the fair value of Mr. Marquez’s unvested options and RSUs granted in 2024 increased by $7,277,237 during 2025 as the Company’s stock price rose over the course of the year. Additionally, RSUs granted in March 2025 were valued at $4,719,916 at fiscal year-end.
These increases were partially offset by the deduction of $3,075,002 in SCT stock award grant date values as required under the CAP methodology. In addition, we use revenue, cash flow, and operating profit metrics in our incentive plans, each of which may indirectly impact our stock price. Accordingly, as the Company’s stock price increases (and TSR likewise increases), the value of an NEO’s CAP will generally increase. Similarly, as the Company’s stock price decreases, CAP will generally decrease.
Relationship Between Net Income and “Compensation Actually Paid”
The Company does not directly employ net income as a financial performance measure upon which NEO compensation may be earned. Net income is nonetheless indirectly correlated with CAP through our use of
Non-GAAP
OP and Cumulative Adjusted EBITDA metrics in our annual and long-term incentive plans, which capture the operating profitability underlying reported net income while excluding restructuring charges, non-cash
items, and other items management does not consider indicative of ongoing business performance.
The relationship between net income and CAP over the five-year period covered by the table reflects this indirect linkage. In 2022, when the Company reported a net loss of $(581.4) million and no annual incentive plan payments were made, CAP for both PEOs and average NEOs was substantially below SCT totals. In 2023 and 2024, as profitability improved on a
Non-GAAP
basis, annual incentive payouts resumed and equity values increased, resulting in CAP approximating or exceeding SCT totals. In 2024, the Company reported a net loss of $(14.5) million primarily attributable to non-cash
charges; however,
Non-GAAP
OP of $305.3 million supported above-threshold AIP payouts. In 2025, net income was $97.5 million;
Non-GAAP
OP of $336.4 million supported an AIP payout of 106.09% of target, approximately 38% of which was attributable to
Non-GAAP
OP achievement. The vesting of 2023–2025 performance cash awards in early 2026, the value of which is determined in substantial part by Cumulative Adjusted EBITDA over the three-year period, is included in 2025 CAP and reflects the aggregate profitability trajectory over that multi-year performance period.
Relationship Between
Non-GAAP
OP and “Compensation Actually Paid”
Non-GAAP
OP (as defined under “
Compensation Discussion and Analysis—Definitions of Key Compensation Terms
” above) is the Company’s most important financial performance measure linking NEO pay to Company performance. It has served as the
40%-weighted
metric in the annual incentive plan for each year from 2021 through 2025, and was also employed as a component metric in the first year of the 2023–2025 performance cash awards. Accordingly, CAP reflects
Non-GAAP
OP achievement as follows for each year presented in the table:

•	2021: AIP payout of approximately 61% of target; approximately half attributable to Non-GAAP OP achievement. Non-GAAP OP was $332.7 million.

•	2022: No payments under the annual incentive plan. Non-GAAP OP was $197.5 million.

•	2023: AIP payout of approximately 75% of target for the CEO and approximately 83% for other NEOs; approximately half attributable to Non-GAAP OP achievement. Non-GAAP OP was $344.4 million.

56	| 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

•	2024: AIP payout of 100.22% of target; approximately 44% attributable to Non-GAAP OP achievement. Non-GAAP OP was $305.3 million.

•	2025: AIP payout of 106.09% of target; approximately 38% attributable to Non-GAAP OP achievement. Non-GAAP OP was $336.4 million.
In addition, the 2023-2025 performance cash awards—representing 50% of LTI target value for participating NEOs during that cycle—have now completed their performance period. The payouts on those awards, which are driven in substantial part by Cumulative Adjusted EBITDA results over 2023, 2024, and 2025, are reflected in 2025 CAP. The Company also granted 2025–2027 performance cash awards in March 2025; those awards will affect future years’ CAP as they are earned and vest.
Comparison Between Diebold TSR and Peer Group TSR
For the post-emergence period beginning on August 14, 2023 (the first day our shares of common stock were listed for trading on the NYSE upon emerging from restructuring) through December 31, 2025, the Company’s TSR has increased by approximately 230% (from $100.00 to $330.04), while the TSR of the S&P 400 Midcap Index increased by approximately 24.03% over the same period. Through December 31, 2024, the Company’s TSR of $209.24 represented outperformance relative to the peer group TSR of $117.12 over the same period.
The Company does not currently use relative TSR measured against the S&P 400 Midcap Index or any peer group index as a performance metric in its annual incentive plan or its current long-term incentive vehicles. Accordingly, peer group relative TSR performance does not directly affect CAP in the years presented in the table, though it is presented alongside Company TSR as required context under Item 402(v) of Regulation
S-K.
MOST IMPORTANT FINANCIAL MEASURES
The below tabular list identifies the financial measures deemed by the People and Compensation Committee to be the most important financial measures for linking the compensation of the Company’s NEOs to the performance of the Company:

MOST IMPORTANT FINANCIAL MEASURES

Consolidated Non-GAAP Operating Profit

Levered Free Cash Flow

Constant Currency Revenue

Consolidated Adjusted EBITDA

Consolidated Revenue

2026 PROXY STATEMENT |	57

EXECUTIVE COMPENSATION TABLES

CEO PAY RATIO DISCLOSURE

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our principal executive officer, and the ratio of these two amounts. In calculating this ratio, we are required to identify our median employee once every three years and calculate total compensation for that employee each year.

We identified our median employee as of December 31, 2024 based on the annualized base salaries of our employees. We calculated annual total compensation for the identified employee for 2025 using the same methodology we use to calculate the total compensation of our NEOs as reported in the above 2025 Summary Compensation Table. We have calculated the annual total compensation of our median employee to be $34,383.

As reported in the 2025 Summary Compensation Table, the total compensation of Mr. Marquez, our President and CEO in 2025, was $8,694,401 for 2025, the ratio of the total compensation of our Chief Executive Officer to the estimated median of the annual total compensation of our employees was approximately 253 to 1. We believe this pay ratio is a reasonable, good faith estimate calculated in a manner consistent with SEC rules.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

58	| 2026 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently composed of Arthur F. Anton (Chair), Mark Gross, Maura A. Markus, David H. Naemura and Dr. Colin J. Parris. Each member of the committee is independent as defined in the NYSE Listed Company Manual and SEC rules. The primary duties and responsibilities of the committee are (1) to monitor the adequacy of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, (2) to monitor the independence and performance of our outside auditors and internal audit department, and (3) to provide an avenue of communication among the outside auditors, management, the internal audit department and the Board. The Board has adopted an Audit Committee Charter, which is available on our investor relations website at investors.dieboldnixdorf.com.

The Audit Committee has reviewed and discussed with our management and KPMG LLP, our independent registered public accounting firm, the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence. The Audit Committee has also considered whether the provision of non-audit services to us by KPMG LLP is compatible with maintaining its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC.

The foregoing report was submitted by the Audit Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

The Audit Committee:

Arthur F. Anton (Chair)

Mark Gross

Maura A. Markus

David H. Naemura

Dr. Colin J. Parris

2026 PROXY STATEMENT |	59

STOCKHOLDERS SHARING THE SAME ADDRESS

Some banks, brokers and other intermediaries engage in the practice of “householding” our proxy statements, annual reports and Notice of Internet Availability of Proxy Materials. This means that, if stockholders within the same household request a physical copy of our proxy statement, annual report or Notice of Internet Availability of Proxy Materials, only one copy may be sent to that household unless the stockholders specifically request to receive multiple copies. We will promptly deliver a separate copy of our Annual Report on Form 10-K for the year ended December 31, 2025, this Proxy Statement, or the Notice of Internet Availability of Proxy Materials to you if you share an address subject to householding. Please contact our Corporate Secretary prior to May 8, 2026 at 350 Orchard Avenue NE, P.O. Box 3077, North Canton, Ohio 44720 or (330) 490-4000 if you wish to receive a separate copy.

Please contact your bank, broker or other intermediary if you wish to receive individual copies of our proxy materials in the future. Please contact your bank, broker or other intermediary, or our Corporate Secretary as provided above if members of your household are currently receiving individual copies and you would like to receive a single household copy for future meetings. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our materials for the 2026 Annual Meeting of Stockholders.

EXPENSES OF SOLICITATION

The cost of soliciting the proxies will be paid by us. In addition to solicitation by mail, some of our directors, officers and employees, without extra compensation, may conduct additional solicitations by telephone, facsimile and personal interviews. We may also enlist, at our own cost, the assistance of banks, bankers and brokerage houses in additional solicitations of proxies and proxy authorizations, particularly from those of their clients or customers whose shares are not registered in the clients’ or customers’ own names. Brokers, bankers, etc., will be reimbursed for out-of-pocket and reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the shares of common stock. It is estimated that the expense of such special solicitation will be nominal.

60	| 2026 PROXY STATEMENT

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

We must receive by December 3, 2026 any proposal of a stockholder intended to be presented at our 2027 Annual Meeting of Stockholders and to be included in our proxy, notice of meeting and proxy statement related to the 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”). Such proposals should be submitted to our Corporate Secretary at our principal executive office by certified mail, return receipt requested.

Notice of proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act regarding the nominations of directors which a stockholder intends to present at our 2027 Annual Meeting of Stockholders must be delivered to or mailed and received at our principal executive office on or between January 22, 2027 and February 21, 2027 (or, if the date of the 2027 Annual Meeting of Stockholders is advanced more than thirty (30) calendar days prior to or delayed by more than thirty (30) calendar days after May 22, 2027, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the ninetieth (90th) calendar day prior to such annual meeting or the tenth (10th) calendar day following the day on which public announcement of the date of such meeting is first made) or such nominations will be considered untimely under the advance notice provisions of our Bylaws.

In addition to complying with the procedures described above, stockholders who intend to solicit proxies in support of a director candidate other than the Company’s nominees for consideration by the stockholders at the Company’s 2027 Annual Meeting of Stockholders must also comply with the SEC’s “universal proxy card” rules under Rule 14a-19 of the Exchange Act (“Rule 14a-19”). Rule 14a-19 requires proponents to provide a notice to the Corporate Secretary of the Company, no later than March 23, 2027, setting forth all of the information and disclosures required by Rule 14a-19. If the 2027 Annual Meeting of Stockholders is set for a date that is not within thirty (30) calendar days of the anniversary of the date of the 2026 Annual Meeting of Stockholders, then notice must be provided by the later of sixty (60) calendar days prior to the date of the 2027 Annual Meeting of Stockholders or by the close of business on the tenth (10th) calendar day following the day on which a public announcement of the date of the 2027 Annual Meeting of Stockholders is first made.

Other non-Rule 14a-8 proposals must be received by us at our principal executive office on or between January 22, 2027 and February 21, 2027 (or, if the 2027 Annual Meeting of Stockholders is held more than thirty (30) days prior to or after May 22, 2027, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the ninetieth (90th) calendar day prior to such annual meeting or the tenth (10th) calendar day following the day on which public announcement of the date of such meeting is first made), or such proposals will be considered untimely under the advance notice provisions of our Bylaws. Our proxy related to the 2026 Annual Meeting of Stockholders will give discretionary authority to the Proxy Committee to vote with respect to all non-Rule 14a-8 proposals properly brought before the 2027 Annual Meeting of Stockholders.

2026 PROXY STATEMENT |	61

OTHER MATTERS

We are not aware of any matters to be presented at the 2026 Annual Meeting of Stockholders other than the matters set forth herein. Should any other matters be presented for a vote of the stockholders, the proxy in the enclosed form confers discretionary voting authority upon the Proxy Committee. In accordance with the provisions of the Ohio Revised Code, the Board has appointed inspectors of elections to act at the 2026 Annual Meeting of Stockholders.

Please note that you will not be able to attend the meeting in person this year. Details regarding how to attend the virtual meeting and vote are described under “Participating in the 2026 Annual Meeting of Stockholders” and “Voting Information” in this Proxy Statement. For additional information, you may contact our Corporate Secretary at 350 Orchard Avenue NE, P.O. Box 3077, North Canton, Ohio 44720 or (330) 490-4000.

By Order of the Board of Directors,

Elizabeth Radigan
Executive Vice President, Chief Administrative Officer and Corporate Secretary

North Canton, Ohio

April 2, 2026

62	| 2026 PROXY STATEMENT

DIEBOLD NIXDORF, INCORPORATED 350 ORCHARD AVENUE NE NORTH CANTON, OH 44720

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 21, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DBD2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 21, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V90787-P46032	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 DIEBOLD NIXDORF, INCORPORATED

The Board of Directors recommends you vote FOR each of the director nominees:

1.	Election of Directors

	Nominees:		For	Against	Abstain
	1a.	Arthur F. Anton	☐	☐	☐	The Board of Directors recommends you vote FOR each of the following proposals:	For	Against	Abstain

	1b. 1c. 1d. 1e. 1f. 1g. 1h.	Patrick J. Byrne Matthew J. Espe Mark Gross Maura A. Markus Octavio Marquez David H. Naemura Dr. Colin J. Parris	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	2. 3.

To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026.

To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

							☐ ☐	☐ ☐	☐ ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2025 Annual Report on Form 10-K are available at www.proxyvote.com.

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V90788-P46032

DIEBOLD NIXDORF, INCORPORATED

ANNUAL MEETING OF STOCKHOLDERS

FRIDAY, MAY 22, 2026 AT 8:00 AM, EASTERN DAYLIGHT TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Octavio Marquez and Elizabeth Radigan, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Diebold Nixdorf, Incorporated that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Daylight Time, on Friday, May 22, 2026, at www.virtualshareholdermeeting.com/DBD2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE